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Filed pursuant to Rule 424(b)(2)
Registration Statement No. 33-161182

A filing fee of $9,118.56 relating to 6,300,000 shares offered from the registration statement by means of this prospectus has been calculated in accordance with Rule 457(r) of the Securities Act and transmitted herewith.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 7, 2009)

6,300,000 Depositary Shares

CBL & Associates Properties, Inc.

Each Representing 1/10th of a Share of
7.375% Series D Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per Depositary Share)

         We are offering and selling 6,300,000 depositary shares, each representing 1/10th of a share of our 7.375% Series D cumulative redeemable preferred stock, par value $.01 per share. As of December 31, 2009, there were 7,000,000 depositary shares outstanding.

         We will pay cumulative dividends on the shares of Series D preferred stock underlying the depositary shares offered hereby, from and including December 30, 2009, in the amount of $1.84375 per depositary share each year, which is equivalent to 7.375% of the $25.00 liquidation preference per depositary share. Dividends on the depositary shares offered hereby will be payable quarterly in arrears, beginning on March 30, 2010.

         The liquidation preference of each depositary share is $25.00.

         We have the option to redeem all or a portion of the depositary shares at any time, in whole or from time to time in part, at $25.00 per share, plus accrued and unpaid dividends up to and including the date of redemption. We may also redeem the depositary shares if necessary to preserve our status as a real estate investment trust.

         The depositary shares have no stated maturity, are not subject to any sinking fund, are not convertible into any other securities and will remain outstanding indefinitely unless redeemed at our option.

         Holders of depositary shares will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other events.

         At the closing of this offering, we will deposit 630,000 shares of Series D preferred stock underlying the depositary shares with Computershare Trust Company, N.A., as depositary.

         The depositary shares are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See "Description of Series D Preferred Stock and Depositary Shares—Restrictions on Transfer" beginning on page S-16 of this prospectus supplement and "Description of Capital Stock—Description of Common Stock—Restrictions on Transfer" in the accompanying prospectus for more information about these restrictions.

         Our depositary shares are listed on the New York Stock Exchange ("NYSE") under the symbol "CBLPrD". On February 24, 2010, the closing sale price of the depositary shares on the NYSE was $21.22 per share.

         An investment in the depositary shares involves various risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 (the "2009 Annual Report"), to read about factors you should consider before buying the depositary shares.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public(1)	$20.30	$127,890,000
Underwriting discount	$0.6277	$3,954,340
Proceeds, before expenses, to us	$19.6723	$123,935,660

(1)
Including accrued dividends.

         We have granted the underwriters an option to purchase up to 945,000 additional depositary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

         The underwriters expect to deliver the shares in book-entry form through The Depository Trust Company on or about March 1, 2010.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

The date of this prospectus supplement is February 24, 2010.

Prospectus Supplement

Prospectus

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus is accurate only as of the respective date of such document or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations, cash flows or prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, including information about certain of our securities generally, some of which may not apply to this offering of depositary shares. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. If the information contained or incorporated by reference in this prospectus supplement is inconsistent with any information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained or incorporated by reference in the accompanying prospectus.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See "How to Obtain More Information" in this prospectus supplement and the accompanying prospectus, respectively.

i

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

        Forward-looking statements can often be identified by the use of forward-looking terminology, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "may," "will be" and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be achieved. It is possible that the actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. Some of the factors that could cause actual results to differ include, without limitation:

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  general industry, economic and business conditions;

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  interest rate fluctuations, costs and availability of capital and capital requirements;

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  costs and availability of real estate;

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  inability to consummate acquisition opportunities;

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  competition from other companies and retail formats;

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  changes in retail rental rates in our markets;

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  shifts in customer demands;

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  tenant bankruptcies or store closings;

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  changes in vacancy rates at our properties;

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  changes in operating expenses;

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  changes in applicable laws, rules and regulations; and

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  the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support our future refinancing requirements and business.

        This list of risks and uncertainties, however, is only a summary and is not intended to be exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors," beginning on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus and on page 11 of our 2009 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and has been filed with the SEC, as well as other information contained in our publicly available filings with the SEC. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

ii

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully before deciding whether to invest in our depositary shares. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, "the Company," "we," "us" and "our" refer to CBL & Associates Properties, Inc. and its consolidated subsidiaries. Unless otherwise indicated, the information in this prospectus supplement is as of December 31, 2009 and assumes that the underwriters do not exercise their option to purchase additional depositary shares, as described in "Underwriting."

 CBL & Associates Properties, Inc.

        We are a self-managed, self-administered, fully integrated real estate investment trust ("REIT"). We own, develop, acquire, lease, manage and operate regional shopping malls, open-air centers, community centers and office properties. We currently own interests in a portfolio of properties, consisting of enclosed regional malls, open-air centers, associated centers (each of which is part of a regional shopping mall complex), community centers, a mixed-use center, office buildings (including our corporate office building) and joint venture investments in similar types of properties. We may also own from time to time shopping center properties that are under development or construction, as well as options to acquire certain shopping center development sites. Our shopping center properties are located in 27 domestic states but are primarily in the Southeastern and Midwestern United States. We have elected to be taxed as a REIT for federal income tax purposes.

        We conduct substantially all of our business through CBL & Associates Limited Partnership (the "Operating Partnership"). We currently own an indirect majority interest in the Operating Partnership, and one of our wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation, is its sole general partner. To comply with certain technical requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") applicable to REITs, our property management and development activities and sales of peripheral land are carried out through CBL & Associates Management, Inc., our "Management Company." Our Operating Partnership owns 100% of the stock of the Management Company.

        In order for us to maintain our qualification as a REIT for federal income tax purposes, our Certificate of Incorporation provides for an ownership limit which generally prohibits, with certain exceptions, direct or constructive ownership by one person, as defined in our Certificate of Incorporation, of equity securities representing more than 6% of the combined total value of our outstanding equity securities.

        Our principal executive offices are located at CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and our telephone number is (423) 855-0001. Our website address is: cblproperties.com. The information contained on our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus supplement or the accompanying prospectus.

 THIS OFFERING

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the depositary shares, see "Description of Series D Preferred Stock and Depositary Shares" in this prospectus supplement and "Description of Capital Stock" and "Description of Depositary Shares" in the accompanying prospectus.

Issuer	CBL & Associates Properties, Inc.
Securities Offered

6,300,000 depositary shares, each representing 1/10th of a share of our 7.375% Series D cumulative redeemable preferred stock, par value $.01 per share (7,245,000 depositary shares if the underwriters' over-allotment option is exercised in full).

Securities to be Outstanding After this Offering

As of December 31, 2009, there were 7,000,000 depositary shares outstanding, representing interests in 700,000 shares of Series D preferred stock that were outstanding as of such date. Following this offering, we will have 13,300,000 depositary shares outstanding, representing interests in 1,330,000 shares of Series D preferred stock.

Dividends

Dividends on the offered shares will be cumulative from and including December 30, 2009 and are payable quarterly in arrears on the 30th day of March, June, September and December of each year, when, as and if declared by our board of directors. We will pay cumulative dividends on the shares of Series D preferred stock underlying the depositary shares offered in this offering, from and including December 30, 2009, in the amount of $1.84375 per depositary share each year, which is equivalent to 7.375% of the $25.00 liquidation preference per depositary share. We will pay the first dividend on the shares of Series D preferred stock underlying the depositary shares offered in this offering on March 30, 2010. Any dividend payable on the shares of Series D preferred stock underlying the depositary shares for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on shares of Series D preferred stock underlying the depositary shares will continue to accrue even if we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends.

Liquidation Preference	$25.00 per depositary share ($250.00 per underlying share of Series D preferred stock), plus an amount equal to accrued and unpaid dividends, whether or not declared.
Optional Redemption

We may, at our option, redeem the depositary shares, in whole or in part, by paying $25.00 per share ($250.00 per underlying share of Series D preferred stock), plus any accrued and unpaid dividends up to and including the date of redemption.

No Maturity

The depositary shares and the underlying shares of Series D preferred stock have no maturity date and we are not required to redeem such shares at any time. Accordingly, the depositary shares and the underlying shares of Series D preferred stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. We are not required to set aside funds to redeem the depositary shares and the underlying shares of Series D preferred stock.

Ranking

The Series D preferred stock underlying the depositary shares will rank senior to our common shares and on a parity with (i) our 460,000 outstanding shares of 7.75% Series C preferred stock, represented by 4,600,000 outstanding depositary shares ($250.00 liquidation preference, or $25.00 per depositary share), which we refer to as our Series C preferred stock, (ii) our 700,000 outstanding shares of Series D preferred stock, represented by 7,000,000 outstanding depositary shares and (iii) any other parity securities that we may issue in the future. Such ranking applies to the payment of distributions and amounts upon liquidation, dissolution or winding up.

Voting Rights

Record holders of the depositary shares representing interests in our Series D preferred stock will generally have no voting rights. However, if dividends on any outstanding Series D preferred stock are in arrears for six or more quarterly periods (whether or not consecutive), owners of the depositary shares representing interests in the Series D preferred stock, voting together as a class with the holders of all other classes or series of our equity securities ranking on parity with the Series D preferred stock which are entitled to similar voting rights, will be entitled at the next annual meeting of stockholders to elect two additional directors to our board of directors, to serve until all unpaid dividends have been paid or declared and set apart for payment. In addition, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D preferred stock and each other class or series of our equity securities ranking on parity with the Series D preferred stock which are entitled to similar voting rights, voting as a single class, is required to authorize, create or increase capital stock ranking senior to the Series D preferred stock or to amend our certificate of incorporation in a manner that materially and adversely affects the rights of the holders of the Series D preferred stock underlying the depositary shares.

Restrictions on Ownership and Transfers

For us to qualify as a REIT under the Internal Revenue Code, transfer of depositary shares (and shares of our Series D preferred stock) is restricted so that not more than 50% in value of our outstanding capital stock is owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of any taxable year. In addition, our certificate of incorporation provides that, subject to certain exceptions, no person (other than Charles Lebovitz, members of the Richard Jacobs Group (as defined), members of the David Jacobs Group (as defined) and their respective affiliates under the applicable attribution rules of the Internal Revenue Code) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6% of the value of our outstanding capital stock. See "Description of Series D Preferred Stock and Depositary Shares—Restrictions on Transfer" beginning on page S-16 of this prospectus supplement and "Description of Capital Stock—Description of Common Stock—Restrictions on Transfer" beginning on page 12 of the accompanying prospectus.

Listing

The depositary shares are listed on the NYSE under the symbol "CBLPrD." We will apply to list the depositary shares offered hereby on the NYSE under the existing symbol "CBLPrD" covering the outstanding depositary shares.

Form	The depositary shares will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company.
Conversion	The depositary shares (and the shares of Series D preferred stock) are not convertible into, or exchangeable for, any other property or securities.
Use of Proceeds

We expect to receive net proceeds from the sale of the depositary shares of approximately $123.3 million, after deducting the underwriting discount and other estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional depositary shares in full, our net proceeds from this offering will be approximately $141.9 million, after deducting the underwriting discount and other estimated offering expenses payable by us.

We will contribute the net proceeds from the sale of our depositary shares to the Operating Partnership in exchange for a number of units to be issued by the Operating Partnership equal to the number of depositary shares sold in this offering, thereby increasing our ownership of the Operating Partnership.

The Operating Partnership will use the net proceeds to reduce amounts outstanding under our credit facilities and for general corporate purposes.

See "Use of Proceeds" beginning on page S-9 of this prospectus supplement.
Risk Factors

An investment in the depositary shares involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled "Risk Factors" beginning on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus and on page 11 of our 2009 Annual Report before making a decision to invest in the depositary shares.

        For additional information regarding the terms of the depositary shares and the Series D preferred stock underlying the depositary shares, see "Description of Series D Preferred Stock and Depositary Shares" beginning on page S-10 of this prospectus supplement.

 RISK FACTORS

        You should consider carefully all of the information set forth in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein. In particular, you should consider the risk factors described below, in the accompanying prospectus and in our 2009 Annual Report. These risks are considered to be the most material but are not the only ones we are facing. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

After this offering our indebtedness will be substantial and could impair our ability to obtain additional financing.

        On a pro forma basis as of December 31, 2009, assuming the completion of this offering and the use of the net proceeds therefrom as described under "Use of Proceeds," our total share of consolidated and unconsolidated debt would have been approximately $6,062.4 million. As of such date, and giving effect to the foregoing assumptions, our total share of consolidated and unconsolidated debt maturing in 2010, 2011 and 2012, giving effect to all maturity extensions received to date, would have been approximately $533.7 million, $441.0 million and $965.2 million, respectively. Our existing consolidated and unconsolidated debt obligations generally contain maturity extension options which are available to us only if we are in compliance with all of the terms of the related indebtedness and we pay an extension fee to the lender. No assurance can be given that we will meet all of the conditions necessary to exercise any maturity extension option at the relevant time.

        At December 31, 2009, our total share of consolidated and unconsolidated debt outstanding was approximately $6.186 billion, which represented approximately 74.4% of our total market capitalization at that time. Our substantial leverage could have important consequences. For example, it could:

  •
  result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross-default or cross-acceleration provisions, other debt;

  •
  result in the loss of assets due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds;

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  materially impair our ability to borrow undrawn amounts under existing financing arrangements or to obtain additional financing or refinancing on favorable terms or at all;

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  require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to pay dividends, including those necessary to maintain our REIT qualification, or to use for other purposes;

  •
  increase our vulnerability to the ongoing economic downturn;

  •
  limit our ability to withstand competitive pressures; or

  •
  reduce our flexibility to respond to changing business and economic conditions.

If any of the foregoing occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, and the trading price of our depositary shares could decline significantly. For additional information regarding risks associated with our indebtedness, see "Risk Factors—Risks Related to Debt and Financial Markets" in our 2009 Annual Report.

The depositary shares may not have an active trading market, which may negatively affect their market value and your ability to transfer or sell your shares.

        The depositary shares currently outstanding are listed on the NYSE. However, an active trading market on the NYSE for the depositary shares may not exist on or after issuance of the depositary shares offered hereby or, even if it develops, may not last, in which case the trading price of the depositary shares could be adversely affected and your ability to transfer your depositary shares will be limited. The trading price of the depositary shares would depend on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic conditions; and

  •
  our financial condition, performance and prospects.

Since we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on our Series D preferred stock and the depositary shares depends on the distributions we receive from our Operating Partnership.

        We intend to contribute the entire net proceeds from this offering to our Operating Partnership in exchange for preferred units of limited partnership interests that have substantially the same economic terms as the Series D preferred stock. Because we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on our Series D preferred stock and the depositary shares will depend almost entirely on payments and distributions we receive on our interests in our Operating Partnership. Additionally, the terms of some of the debt to which our Operating Partnership is a party may limit its ability to make some types of payments and other distributions to us. This in turn may limit our ability to make some types of payments, including payment of dividends on our Series D preferred stock and the depositary shares, unless we meet certain financial tests or such payments or dividends are required to maintain our qualification as a REIT or to avoid the imposition of any federal income or excise tax on undistributed income. As a result, if our Operating Partnership fails to pay distributions to us, we may not be able to pay dividends on our Series D preferred stock and the depositary shares for one or more dividend periods.

 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2009 on a historical basis and on an as adjusted basis to reflect the sale of 6,300,000 depositary shares in this offering and the application of the net proceeds of this offering as set forth under "Use of Proceeds." The information set forth in the following table should be read in conjunction with the consolidated financial statements and notes thereto in our 2009 Annual Report.

	As of December 31, 2009
	Actual	As Adjusted
	(in thousands, except share data) (unaudited)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness:
Non-recourse mortgage loans	$3,888,822	$3,888,822
Recourse loans	530,617	530,617
Unsecured term facilities	437,494	437,494
Lines of credit	759,206	635,901
Accounts payable and accrued liabilities	248,333	248,333

Total liabilities	5,864,472	5,741,167

Redeemable noncontrolling interests	444,259	444,259

Shareholders' equity:
Preferred Stock, $.01 par value, 15,000,000 shares authorized:
7.75% Series C Cumulative Redeemable Preferred Stock, 460,000 shares outstanding	5	5
7.375% Series D Cumulative Redeemable Preferred Stock, 700,000 and 1,330,000 shares outstanding on Actual and As Adjusted bases, respectively	7	13
Common Stock, $.01 par value, 350,000,000 shares authorized, 137,888,408 issued and outstanding	1,379	1,379
Additional paid-in capital	1,399,654	1,522,953
Accumulated other comprehensive income	491	491
Accumulated deficit	(283,640)	(283,640)

Total shareholders' equity	1,117,896	1,241,201
Noncontrolling interests	302,483	302,483

Total equity	1,420,379	1,543,684

Total liabilities, redeemable noncontrolling interests and equity	$7,729,110	$7,729,110

 USE OF PROCEEDS

        We expect to receive approximately $123.3 million in net proceeds from the sale of our depositary shares in this offering, or approximately $141.9 million if the underwriters exercise their option to purchase additional depositary shares in full, after payment of the underwriting discount and our other estimated offering expenses. We will contribute the net proceeds from the sale of our depositary shares to our Operating Partnership in exchange for preferred units of limited partnership interests to be issued by the Operating Partnership with substantially identical economic terms as our shares of Series D preferred stock underlying the depositary shares sold in this offering. The Operating Partnership will use the proceeds to reduce amounts outstanding under our credit facilities and for general corporate purposes.

        As of February 23, 2010, our $560 million secured credit facility had an outstanding balance of approximately $337.4 million, which bore interest at a current annual rate of 2.55%. As of February 23, 2010, our $525 million secured credit facility had an outstanding balance of approximately $421.9 million, which bore interest at a current annual rate of 5.50%. Bank of America, N.A., an affiliate of Banc of America Securities LLC (which is an underwriter of this offering), is a lender under numerous credit arrangements to which we are a party, including both of these facilities. Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC (which is an underwriter of this offering), is a lender under numerous credit arrangements to which we are a party, including both of these facilities. Wells Fargo Bank, N.A. also acts as administrative agent under both of these facilities. The affiliates of our underwriters that are lenders under these facilities will each receive a pro rata portion of the net proceeds from this offering used to reduce the amount outstanding under such credit facilities.

        We intend to use amounts available under our credit facilities to repay mortgage indebtedness from time to time or for other general corporate purposes, which may include amounts owed to affiliates of one or more of the underwriters.

 DESCRIPTION OF SERIES D PREFERRED STOCK
AND DEPOSITARY SHARES

        The following description of the material terms and provisions of the Series D preferred stock and depositary shares is only a summary and is qualified in its entirety by reference to our certificate of incorporation and the amended and restated certificate of designations relating to the Series D preferred stock, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Our certificate of incorporation authorizes our board of directors to issue up to 15,000,000 shares of our preferred stock, par value $.01 per share. We currently have outstanding 460,000 shares of Series C preferred stock and 700,000 shares of Series D preferred stock.

        Subject to the limitations prescribed by the certificate of incorporation, the board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors has adopted an amended and restated certificate of designations establishing the terms of the Series D preferred stock as a series of preferred stock consisting of up to 1,800,000 shares, designated as the 7.375% Series D Cumulative Redeemable Preferred Stock. When issued, the 630,000 shares of Series D preferred stock underlying the depositary shares offered hereby will be validly issued, fully paid and non-assessable.

        Each depositary share represents 1/10th of a share of Series D preferred stock. The Series D preferred stock underlying the depositary shares will be deposited with Computershare Trust Company, N.A., as depositary, under a deposit agreement among us, the depositary and the holders from time to time of the depositary receipts issued by the depositary under the deposit agreement. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Subject to the terms of the deposit agreement, each record holder of depositary receipts evidencing depositary shares will be entitled, proportionately, to all the rights and preferences of, and subject to all of the limitations of, the interest in the Series D preferred stock underlying the depositary shares (including dividend, voting, redemption and liquidation rights and preferences). See "Description of Depositary Shares" on page 16 of the accompanying prospectus.

        The depositary shares currently outstanding are listed on the NYSE under the symbol "CBLPrD." We will apply to list the depositary shares offered hereby on the NYSE under the existing symbol "CBLPrD" covering the outstanding depositary shares. The Series D preferred stock underlying the depositary shares will not be listed and we do not expect that there will be any trading market for the Series D preferred stock except as represented by the depositary shares.

Rank

        The Series D preferred stock underlying the depositary shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, rank (i) senior to our common stock and to all equity securities ranking junior to the Series D preferred stock; (ii) on a parity with our outstanding Series C preferred stock and Series D preferred stock and other classes or series of our equity securities that we issue, the terms of which specifically provide that these equity securities rank on a parity with the Series D preferred stock; and (iii) junior to all equity securities that we issue in accordance with the amended and restated certificate of designations, the terms of which specifically provide that those equity securities rank senior to the Series D preferred stock. The term "equity securities" does not include convertible debt securities for this purpose.

Dividends

        The depositary will distribute to the record holders of the depositary shares cumulative preferential cash dividends of $1.84375 per depositary share each year, which is equivalent to 7.375% of the $25.00 liquidation preference per depositary share. Dividends will be distributed when, as and if declared by the board of directors and will be payable out of the assets legally available therefor. Dividends will be cumulative from and including December 30, 2009 and will be payable quarterly in arrears on the 30th day of March, June, September and December of each year or, if not a business day, the next succeeding business day. We will pay the first dividend on the shares of Series D preferred stock underlying the depositary shares offered in this offering on March 30, 2010. Any dividend payable on the shares of Series D preferred stock underlying the depositary shares for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to record holders of depositary shares as they appear in the depositary's records at the close of business on the applicable record date, which will be the 15th day of the calendar month in which the applicable due date for the dividend payment falls or on such other date designated by the board of directors for the payment of dividends that is not more than 30 nor less than 10 days before the due date for the dividend payment.

        We will not declare dividends on the Series D preferred stock, or pay or set apart for payment dividends on the Series D preferred stock at any time if the terms and provisions of any agreement, including any agreement relating to our indebtedness, prohibits the declaration, payment or setting apart for payment or provides that the declaration, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the declaration or payment is restricted or prohibited by law.

        Notwithstanding the foregoing, dividends on the Series D preferred stock underlying the depositary shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends, and whether or not those dividends are declared. Accrued but unpaid dividends on the Series D preferred stock will accumulate as of the due date on which each such dividend payment first becomes payable. Except as described in the next sentence, we will not declare or pay or set apart for payment dividends on any shares of common stock or shares of any other series of preferred stock ranking, as to dividends, on a parity with or junior to the Series D preferred stock (other than a dividend paid in shares of common stock or in shares of any other class of capital stock ranking junior to the Series D preferred stock as to dividends and upon liquidation) for any period unless full cumulative dividends on the Series D preferred stock for all past dividend periods and the then current dividend period have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient to pay them in cash is set apart for payment. When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon the Series D preferred stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D preferred stock, we will declare any dividends upon the Series D preferred stock and any other series of preferred stock ranking on a parity as to dividends with the Series D preferred stock proportionately so that the dividends declared per share of Series D preferred stock and those other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series D preferred stock and those other series of preferred stock (which will not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if those other series of preferred stock do not have cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D preferred stock which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we have declared and paid or are contemporaneously declaring and paying full cumulative dividends in cash on the Series D preferred stock or we have declared full cumulative dividends and we have set apart for payment a sum sufficient for the payment of the declared dividends for all past dividend periods and the then current dividend period, we will not declare or pay or set aside for payment dividends (other than in common stock or other capital stock ranking junior to the Series D preferred stock as to dividends and upon liquidation), nor will we declare or pay any other dividend on our common stock or any other capital stock ranking junior to or on a parity with the Series D preferred stock as to dividends or amounts upon liquidation, nor will we redeem, purchase or otherwise acquire for consideration, or pay or make available any monies for a sinking fund for the redemption of any common stock, or on any other capital stock ranking junior to or on a parity with the Series D preferred stock as to dividends or upon liquidation (except by conversion into or exchange for other shares of capital stock ranking junior to the Series D preferred stock as to dividends and upon liquidation and except for the acquisition of shares that have been designated as shares-in-trust). See "Description of Capital Stock—Description of Common Stock—Restrictions on Transfer" in the accompanying prospectus for information about the designation of shares as shares-in-trust. Record holders of depositary receipts representing interests in shares of our Series D preferred stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series D preferred stock as provided above. Any dividend payment made on the Series D preferred stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable.

        Dividends on the Series D preferred stock underlying the depositary shares included in this offering will accrue from and including December 30, 2009 and will be paid to the record holders of the depositary shares on each dividend payment date, with the first dividend to be paid on March 30, 2010. All such payments will be made in accordance with our amended and restated certificate of designations relating to the Series D preferred stock and the deposit agreement relating to the depositary shares.

        If, for any taxable year, we elect to designate any portion of the dividends, within the meaning of the Internal Revenue Code, paid or made available for the year to holders of all classes of our shares of capital stock as "capital gain dividends," as defined in Section 857 of the Internal Revenue Code, then the portion of the dividends designated as capital gain dividends that will be allocable to the record holders of depositary shares will be the portion of the dividends designated as capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid or made available to such record holders of the depositary receipts for the year and the denominator of which will be the total dividends paid or made available for the year to holders of all classes of our shares of capital stock.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the depositary shares that represent interests in our Series D preferred stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25.00 per depositary share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our capital stock ranking junior to the Series D preferred stock as to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the Series D preferred stock in the distribution of assets, then the record holders of the depositary shares representing interests in our Series D preferred stock and all other classes or series of shares of capital stock of that kind will share proportionately in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The record holders of depositary shares will be entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or other entity with or into us or the sale, lease or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding-up.

Redemption

        Whenever we redeem shares of our Series D preferred stock held by the depositary, the depositary will redeem as of the same redemption date a number of depositary shares representing the shares so redeemed and the depositary receipts evidencing such depositary shares.

        We may, at our option upon not less than 30 nor more than 60 days' written notice, redeem the Series D preferred stock underlying the depositary shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per depositary share ($250.00 per underlying share of Series D preferred stock), plus any accrued and unpaid dividends up to and including the date fixed for redemption (except as provided below), without interest. If we redeem fewer than all of the outstanding shares of Series D preferred stock, the related depositary shares will be redeemed proportionately (as nearly as may be practicable without creating fractional shares) or by lot or by any other equitable method as we may determine. Record holders of depositary receipts evidencing the depositary shares to be redeemed will surrender such depositary receipts at the place designated in the notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the depositary receipts. If notice of redemption of any Series D preferred stock and depositary shares has been given and if we have set aside in trust the funds necessary for the redemption for the benefit of the record holders of depositary receipts evidencing depositary shares relating to shares of our Series D preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the depositary shares and underlying Series D preferred stock and such depositary shares and underlying Series D preferred stock will no longer be deemed outstanding and all rights of the holders of the depositary receipts evidencing such depositary shares will terminate, except for the right to receive the redemption price plus any accrued and unpaid dividends payable upon the redemption.

        The redemption provisions of the depositary shares and underlying Series D preferred stock do not in any way limit our right or ability to purchase, from time to time either at a public or a private sale, depositary shares and shares of the Series D preferred stock at such price or prices as we may determine, subject to the provisions of applicable law.

        Unless we have declared and paid or we are contemporaneously declaring and paying full cumulative dividends on all depositary shares related to the Series D preferred stock and we have set aside a sum sufficient for the payment of full cumulative dividends on all such shares for all past dividend periods and the then current dividend period, we may not redeem such depositary shares unless we simultaneously redeem all outstanding depositary shares, and we will not purchase or otherwise acquire directly or indirectly any depositary shares and shares of Series D preferred stock except by exchange for shares of capital stock (or related depositary receipts) ranking junior to the Series D preferred stock as to dividends and amounts upon liquidation; except that that we may purchase, in accordance with the terms of our certificate of incorporation, our shares designated as shares-in-trust or shares of Series D preferred stock in accordance with a purchase or exchange offer made on the same terms to holders of all depositary receipts evidencing such depositary shares.

        The depositary will mail a notice of redemption, furnished by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the record holders of the depositary shares to be so redeemed, at the addresses of such holders as the same appear on the records of the depositary. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any depositary shares or shares of our Series D preferred stock except as to a holder to whom notice was defective or not given. Each notice will state (i) the redemption date; (ii) the redemption price; (iii) the number of depositary shares (and applicable number of Series D preferred stock) to be redeemed; (iv) the place or places where depositary receipts evidencing the depositary shares to be redeemed are to be surrendered for payment of the redemption price payable on the redemption date; and (v) that dividends on the depositary shares to be redeemed will cease to accrue on the redemption date. If we will redeem fewer than all of the depositary shares held by any record holder, the notice mailed to that record holder will also specify the number of depositary shares held by such holder to be redeemed.

        Immediately before any redemption of the depositary shares and underlying shares of Series D preferred stock, we will pay, in cash, any accrued and unpaid dividends through the redemption date, unless a redemption date falls after a dividend record date and before the corresponding dividend payment date, in which case each holder of depositary receipts at the close of business on the dividend record date will be entitled to the dividend payable on the depositary shares on the corresponding dividend payment date notwithstanding the redemption of those shares before that dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D preferred stock for which a notice of redemption has been given.

        The Series D preferred stock will have no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we remain qualified as a REIT for federal income tax purposes, depositary shares owned by a stockholder in excess of the ownership limit will be designated as shares-in-trust and will automatically be transferred to a trust for the exclusive benefit of a charitable beneficiary which we will designate, and we may purchase the excess shares after that transfer in accordance with the terms of the certificate of incorporation. See "Description of Capital Stock—Description of Common Stock—Restrictions on Transfer" in the accompanying prospectus for more information about these transfer restrictions.

Voting Rights

        Holders of depositary shares will generally have no voting rights, except as provided by applicable law and as described below.

        Upon receipt of notice of any meeting at which the holders of Series D preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such Series D preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the underlying Series D preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the shares of Series D preferred stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of Series D preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting the underlying shares of Series D preferred stock to the extent it does not receive specific instructions from the holders of depositary shares. The depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote, as long as such action or inaction is in good faith and does not result from gross negligence or willful misconduct.

        If no dividends are paid on the Series D preferred stock for six or more quarterly periods (whether or not consecutive), a preferred dividend default will exist, and holders of the depositary shares representing interests in the Series D preferred stock, voting together as a class with the holders of all other classes or series of our equity securities ranking on parity with the Series D preferred stock which are entitled to similar voting rights, will be entitled at the next annual meeting of stockholders to elect two additional directors to our board of directors. Notwithstanding the foregoing, if, prior to the election of any additional directors in the manner described in this paragraph, all accumulated dividends are paid on the Series D preferred stock and all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable, no such additional directors will be so elected. Any such additional directors so elected will serve until all unpaid cumulative dividends have been paid or declared and set aside for payment. Upon such election, the size of our board of directors will be increased by two directors. If and when all such accumulated dividends shall have been paid on the Series D preferred stock and all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of each of the additional directors so elected will terminate and the size of our board of directors will be reduced accordingly. So long as a preferred dividend default continues, any vacancy in the office of additional directors elected under this paragraph may be filled by written consent of the other additional director who remains in office, or if no additional director remains in office, by a vote of the holders of a majority of the outstanding Series D preferred stock when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable). Each of the directors elected as described in this paragraph will be entitled to one vote on any matter.

        The affirmative vote or consent of the holders of two-thirds of the outstanding Series D preferred stock and each other class or series of preferred stock ranking on a parity with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, voting as a single class, will be required to (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series D preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up or reclassify any of our authorized shares into capital stock of that kind, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the certificate of incorporation or the amended and restated certificate of designations, whether by merger, consolidation, transfer or conveyance of substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D preferred stock or its holders; except that with respect to the occurrence of any of the events described in (ii) above, so long as the Series D preferred stock remains outstanding with the terms of the Series D preferred stock materially unchanged, taking into account that, upon the occurrence of an event described in (ii) above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series D preferred stock, and in such case such holders shall not have any voting rights with respect to the events described in (ii) above.

        Except as may be required by law, holders of Series D preferred stock shall not be entitled to vote with respect to (i) any increase or decrease in the total number of authorized shares of our common stock or our preferred stock, (ii) any increase, decrease or issuance of any series of capital stock including the Series D preferred stock or (iii) the creation or issuance of any other series of capital stock, in each case referred to in clauses (i), (ii) or (iii) above, ranking on a parity with or junior to the Series D preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

        The voting rights afforded to holders of Series D preferred stock will not apply if, at or before the time when the act with respect to which the vote would otherwise be required is effected, all outstanding Series D preferred stock are redeemed or called for redemption upon proper notice and we deposit sufficient funds, in cash, in trust to effect the redemption.

        In any matter in which the Series D preferred stock may vote (as expressly provided in the certificate of incorporation or as may be required by law), each share of Series D preferred stock shall be entitled to one vote per each $25.00 in liquidation preference. As a result, each depositary share will be entitled to one vote.

Conversion

        The depositary shares (and shares of Series D preferred stock) are not convertible into or exchangeable for any of our other property or securities.

Withdrawal of Depositary Shares

        Holders of depositary shares may surrender their depositary receipts at the principal office of the depositary (unless such depositary shares have previously been called for redemption) and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying Series D preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary shares will be entitled to receive whole shares of the underlying Series D preferred stock in proportion to their ownership of depositary shares, but such holders will not thereafter be entitled to exchange such whole shares of Series D preferred stock for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of Series D preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of Series D preferred stock be delivered upon surrender of depositary receipts to the depositary.

Restrictions on Transfer

        For us to qualify as a REIT under the Internal Revenue Code, transfer of depositary shares (and shares of our Series D preferred stock) is restricted and not more than 50% in value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of any taxable year. In addition, our certificate of incorporation provides that, subject to certain exceptions, no person (other than Charles Lebovitz, members of the Richard Jacobs Group (as defined), members of the David Jacobs Group (as defined) and their respective affiliates under the applicable attribution rules of the Internal Revenue Code) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6% of the value of our outstanding capital stock. In order to ensure that we satisfy these requirements, the Series D preferred stock will be subject to provisions of the certificate of incorporation, under which Series D preferred stock owned by a stockholder in excess of the ownership limit, as defined in the accompanying prospectus, will automatically be designated shares-in-trust and transferred to a trust for the exclusive benefit of a charitable beneficiary which we will designate, and we may purchase the excess shares after that transfer in accordance with the terms of the certificate of incorporation. See "Description of Capital Stock—Description of Common Stock—Restrictions on Transfer" in the accompanying prospectus for more information about these transfer restrictions.

Transfer Agent

        The transfer agent, registrar and dividend disbursing agent for the depositary shares and Series D preferred stock will be Computershare Trust Company, N.A.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        As described more fully in the accompanying prospectus, we have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and applicable Treasury Regulations, which set forth the requirements for qualification as a REIT. We believe that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated, and are operating, in a manner qualifying us for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner necessary to qualify or remain qualified.

        In connection with this offering, Husch Blackwell Sanders LLP has rendered an opinion to us that (i) we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years ended December 31, 2005 through December 31, 2009, and (ii) if we continue to be organized and operated after December 31, 2009 in the same manner, we will continue to qualify as a REIT. This opinion is conditioned upon certain assumptions and representations made by us to Husch Blackwell Sanders LLP as to factual matters relating to our organization, operation and income, and upon certain representations made by our general counsel to Husch Blackwell Sanders LLP as to factual and real estate leasing legal matters relating to our income. Husch Blackwell Sanders LLP's opinion also is based upon assumptions and our representations as to future conduct, income and assets. In addition, this opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the federal securities laws. The opinion of Husch Blackwell Sanders LLP is limited to this discussion under the heading "Certain U.S. Federal Income Tax Considerations" and to the discussion under such heading in the accompanying prospectus, and it is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus constitute parts.

        Moreover, our qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, certain distribution levels, a specified diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code as discussed further in the accompanying prospectus. Our annual operating results will not be reviewed by Husch Blackwell Sanders LLP. Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements. Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        The following discussion addresses material federal income tax considerations particular to an investment in our Series D preferred stock and thereby supplements, and should be read in conjunction with, the general description of material federal income tax considerations contained in the accompanying prospectus.

Depositary Shares

        For federal income tax purposes, a holder of depositary shares will be considered to own the Series D preferred stock represented thereby. Accordingly, holders of depositary shares will recognize the income and deductions to which they would be entitled if they were actual holders of the Series D preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Series D preferred stock in exchange for depositary shares as provided in the deposit agreement;

  •
  the tax basis of each share of Series D preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such Series D preferred stock; and

  •
  the holding period for the Series D preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Redemptions

        The treatment accorded to any redemption of stock by us for cash can only be determined on the basis of particular facts as to each holder at the time of redemption. Under Section 302 of the Internal Revenue Code, a redemption of our preferred stock will be treated as a sale or exchange of such stock only if the redemption (i) results in a "complete termination" of the holder's actual and constructive interest in all classes of our stock, (ii) is "substantially disproportionate" with respect to such holder's interest in our stock, (iii) is "not essentially equivalent to a dividend" with respect to the holder, or (iv) in the case of noncorporate stockholders, is in "partial liquidation" of us. The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such holder and shares constructively owned by such holder pursuant to Section 318 of the Internal Revenue Code.

        If the redemption of preferred stock does not meet any of these tests under Section 302 of the Internal Revenue Code, then the redemption proceeds received will be treated as a distribution by us with respect to our stock, which will be treated as a dividend to the extent of our current or accumulated earnings and profits, as discussed in the accompanying prospectus. If the redemption is treated as a dividend, the holder's adjusted tax basis in the redeemed preferred stock will be transferred to any other stock of ours directly held by the holder. If the holder owns no other stock of ours but is deemed to hold the stock of a related person, under certain circumstances, such basis may be transferred to such related person, or it may be lost entirely. Proposed regulations have been issued which, if issued in their current form, when effective, would prohibit the shifting of basis and would defer the recovery of the holder's basis in the preferred stock generally until the conditions described in the preceding paragraph are satisfied.

        If a redemption of our preferred stock otherwise treated as a sale or exchange of such stock occurs when there is a dividend arrearage on such stock, a portion of the cash received might be treated as a dividend distribution. If the dividend arrearage has been declared or if the facts show that we were legally obligated to pay the dividend, then the holder will have dividend income to such extent. On the other hand, if the arrearage has not been declared as a dividend and the facts do not show that we were legally obligated to pay the dividend, then, even though the dividend arrearage is included in the redemption price, the entire payment is treated as a part of the sales proceeds of the stock and not as dividend income.

Earnings and Profits

        For purposes of determining whether distributions to our stockholders are out of current or accumulated earnings and profits, our earnings and profits are allocated first to our outstanding preferred stock (including our Series D preferred stock) and then to our outstanding common stock.

Back-Up Withholding

        We will report to our stockholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the back-up withholding rules, a stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with the applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. Currently, the back-up withholding rate is 28%. The rate is scheduled to increase to 31% for taxable years 2011 and thereafter. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us.

Recent Tax Law Changes

        In our accompanying prospectus, we noted we may declare taxable dividends payable in cash or stock at the election of each stockholder. For our 2008 and 2009 taxable years, IRS Revenue Procedure 2009-15 provided that a distribution of our stock pursuant to such an election would be considered a taxable distribution of property in an amount equal to the amount of cash that could have been received if, among other things, 10% or more of the distribution was payable in cash. IRS Revenue Procedure 2010-12 extends this guidance to our 2010 and 2011 taxable years.

 UNDERWRITING

        Banc of America Securities LLC and Wells Fargo Securities, LLC are acting as the underwriters of this offering. Subject to the terms and conditions described in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of depositary shares listed opposite their names below.

Underwriter	Number of Depositary Shares
Banc of America Securities LLC	3,150,000
Wells Fargo Securities, LLC	3,150,000

Total	6,300,000

        The underwriters have agreed to purchase all of the depositary shares sold under the underwriting agreement if any of these depositary shares are purchased.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the depositary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Depositary Shares

        We have granted to the underwriters an option to purchase up to 945,000 additional depositary shares from us at the same price per share as they are paying for the depositary shares shown in the table below. These additional depositary shares would cover sales by the underwriters which exceed the total number of depositary shares shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus supplement. To the extent that the underwriters exercise this option, each underwriter will purchase additional depositary shares from us in approximately the same proportion as it purchased the shares shown in the table above.

Commissions and Discounts

        The underwriters have advised us that they propose initially to offer the depositary shares to the public at the public offering price on the cover page of this prospectus supplement and to selected dealers at the public offering price less a concession not in excess of $0.40 per share. The underwriters may allow and such dealers may reallow a concession not to exceed $0.20 per share. After the public offering, the public offering price and concession may be changed.

        The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional depositary shares.

		Total
	Per Share	Without Option	With Option
Public offering price	$20.30	$127,890,000	$147,073,500
Underwriting discount	$0.6277	$3,954,340	$4,547,491
Proceeds, before expenses, to us	$19.6723	$123,935,660	$142,526,009

        The expenses of the offering, not including the underwriting discount, are estimated at $630,000 and are payable by us.

No Sales of Similar Securities

        We have agreed not to offer, sell, contract to sell or otherwise dispose of any of our preferred securities or any securities that are convertible into or exchangeable for, or that represent the right to receive any such preferred securities (including the depositary shares), for a period of 30 days from the date of this prospectus supplement, without the prior written consent of the underwriters, subject to certain limited exceptions.

Book Entry Form

        Our depositary shares included in this offering will be issued and maintained in book entry form and registered in the name of the nominee of The Depository Trust Company except under limited circumstances.

New York Stock Exchange Listing

        The depositary shares are listed on the NYSE under the symbol "CBLPrD."

Price Stabilization and Short Positions

        Until the distribution of the depositary shares is completed, SEC rules may limit underwriters from bidding for and purchasing depositary shares. However, the underwriters may engage in transactions that stabilize the price of the depositary shares, such as bids or purchases to peg, fix or maintain that price.

        If the underwriters create a short position in our depositary shares in connection with this offering (i.e., if they sell more depositary shares than are listed on the cover of this prospectus supplement), the underwriters may reduce that short position by purchasing depositary shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the underwriters' option to purchase additional depositary shares described above. Purchases of our depositary shares to stabilize the price of the depositary shares or to reduce a short position may cause the price of the depositary shares to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our depositary shares. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. Each of Banc of America Securities LLC and Wells Fargo Securities, LLC will be facilitating Internet distribution of this offering to certain of its internet subscription customers. Each of Banc of America Securities LLC and Wells Fargo Securities, LLC intends to allocate a limited number of our depositary shares for sale to its online brokerage customers.

Other Relationships

        Some of the underwriters and their affiliates have provided investment banking, commercial banking and financial advisory services for us from time to time for which they have received customary fees and expenses, as described in "Use of Proceeds." In particular, affiliates of the underwriters are lenders under various credit arrangements to which we are are a party. These affiliates will receive their proportionate shares of any amounts outstanding under these arrangements that are repaid with the net proceeds from this offering. The underwriters and their affiliates may, from time to time, engage in other transactions with us and perform other services for us in the ordinary course of their business.

Sales Outside the United States

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our depositary shares described in this prospectus supplement or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our depositary shares in any jurisdiction where action for that purpose is required. Accordingly, our depositary shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our depositary shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        Each of the underwriters may arrange to sell the depositary shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

European Economic Area

        In relation to each Relevant Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer of the depositary shares described in this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any depositary shares may be made at any time under the following exceptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000; and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of depositary shares shall result in a requirement for the publication by us or any underwriter pursuant to Article 3 of the Prospective Directive.

        Each purchaser of the depositary shares described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase any depositary shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The sellers of the depositary shares have not authorized and do not authorize the making of any offer of the depositary shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the depositary shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the depositary shares, other than the underwriters, is authorized to make any further offer of the depositary shares on behalf of the sellers or the underwriters.

United Kingdom

        In addition:

  •
  an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom's Financial Services and Markets Act 2000 ("FSMA")) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

        This prospectus supplement is only being distributed to and is only directed at persons who are outside the United Kingdom or, if to persons within the United Kingdom, to (i) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (the "Order"); (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order; or (iii) to other persons to whom it may lawfully be communicated in accordance with the Order (all such persons together being referred to as "Relevant Persons"). This prospectus supplement is only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Morrison & Foerster LLP, New York, New York and Husch Blackwell Sanders LLP, Chattanooga, Tennessee. Certain partners in Husch Blackwell Sanders LLP serve as our assistant secretaries, and certain attorneys who are partners in or employees of Husch Blackwell Sanders LLP, and who are engaged in representing us, may be deemed to beneficially own (directly or indirectly) an aggregate of 30,457 shares of our common stock and 6,550 currently outstanding depositary shares, each representing 1/10th of a share of our Series D preferred stock. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters.

EXPERTS

        The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference from our 2009 Annual Report and the effectiveness of CBL & Associates Properties, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of new accounting provisions with respect to noncontrolling interests) which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 HOW TO OBTAIN MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Our SEC filings are also available on our Internet website (cblproperties.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the securities, reference is made to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC in addition to those documents incorporated by reference in the accompanying prospectus. These documents contain important information about us, our business and our finances.

  •
  Our 2009 Annual Report.

  •
  Our Current Report on Form 8-K dated February 2, 2010 and filed on February 8, 2010.

        All documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Investor Relations, CBL & Associates Properties, Inc., 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, telephone number (423) 855-0001.

PROSPECTUS

CBL & Associates Properties, Inc.

PREFERRED STOCK, COMMON STOCK, DEPOSITARY SHARES,
WARRANTS, DEBT SECURITIES, RIGHTS, UNITS

        CBL & Associates Properties, Inc. may from time to time offer and sell, in one or more offerings and in one or more series:

  •
  shares of our preferred stock, par value $.01 per share;

  •
  shares of our common stock, par value $.01 per share;

  •
  fractional interests in shares of our preferred stock represented by depositary shares;

  •
  senior and/or subordinated debt securities;

  •
  warrants for the purchase of shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities;

  •
  rights to purchase shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities; and

  •
  units consisting of two or more of these classes or series of securities.

        This prospectus may also be used to offer securities to be issued to limited partners of CBL & Associates Limited Partnership in exchange for partnership interests, or to cover the resale of any of the securities described herein by one or more selling security holders.

        We, or any selling security holders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time or times of offering. We may offer any of such securities separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus. The specific terms of any securities to be offered, as well as the specific plan of distribution for any securities to be offered, will be described in a supplement to this prospectus. We may offer and sell the offered securities directly to you, through agents that we select, or to or through underwriters or dealers that we select. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation, as well as the net proceeds we expect to receive from such sales.

        The following equity securities are currently listed on the New York Stock Exchange: (i) our common stock is listed under the symbol "CBL"; (ii) our depositary shares, each representing 1/10th of a share of our 7.75% Series C cumulative redeemable preferred stock, are listed under the symbol "CBLprC"; and (iii) our depositary shares, each representing 1/10th of a share of our 7.375% Series D cumulative redeemable preferred stock, are listed under the symbol "CBLprD." Any common stock offered pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.

        You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities. Our securities may not be sold without delivery of both this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

        Investing in our securities involves risks. You should carefully consider the information under the heading "Risk Factors" on page 4 of this prospectus before you make an investment in any of our offered securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2009.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any of the offered securities described in this prospectus. This prospectus provides you with a general description of each type of security we may offer. Each time we offer one or more of such securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information included or incorporated by reference in this prospectus will be superseded by the information contained in the applicable prospectus supplement related to such securities. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment in any of our offered securities. See "How to Obtain More Information" and "Incorporation of Information Filed with the SEC" for more information.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of the offered securities are permitted. You should not assume that information contained in this prospectus, any prospectus supplement, or any document incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus or any prospectus supplement is delivered or when any sale of offered securities occurs.

        In this prospectus, we use the terms "the Company," "we," "our" and "us" to refer to CBL & Associates Properties, Inc. and all entities owned or controlled by us, except where it is made clear that the term means only the parent company. The term "you" refers to a prospective investor.

HOW TO OBTAIN MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with those requirements we file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. The reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. Our website address is cblproperties.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which is not part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information contained or incorporated by reference in that registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements contained in this prospectus concerning the contents of any document to which we may refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information contained in documents that we have filed or will file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Information that we file later with the SEC, which is considered part of this prospectus from the date that we file each such document, will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

  •
  Annual Report on Form 10-K for the year ended December 31, 2008 (excluding Items 6, 7, 8 and 15 thereof, which were replaced in our Current Report on Form 8-K dated July 27, 2009), as filed on March 2, 2009 (our "2008 Annual Report").

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 (as filed on May 11, 2009) (our "March 2009 Quarterly Report").

  •
  Current Reports on Form 8-K or 8-K/A dated and filed on the following dates:

Dated	Filed
February 4, 2009	February 10, 2009
February 27, 2009	February 27, 2009
May 5, 2009	May 11, 2009
May 14, 2009	May 14, 2009
June 8, 2009*	June 8, 2009*
June 8, 2009	June 10, 2009
July 27, 2009	July 28, 2009

*
Other than information that has been furnished to, and not filed with, the SEC, which information is not incorporated into this prospectus.
  •
  The description of our common stock contained in our Registration Statement on Form 8-A dated October 25, 1993, and any amendment or report filed for the purpose of updating such description.

  •
  The description of the Depositary Shares, each representing 1/10th of a share of our Series C Preferred Stock contained in our Registration Statement on Form 8-A, filed on August 21, 2003, and any amendment or report filed for the purpose of updating such description.

  •
  The description of the Depositary Shares, each representing 1/10th of a share of our Series D Preferred Stock contained in our Registration Statement on Form 8-A, filed on December 10, 2004, and any amendment or report filed for the purpose of updating such description.

        We will provide to you without charge, upon your written or oral request, a copy of any or all documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this prospectus). Such requests should be directed to our Investor Relations Department, CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000 (telephone number (423) 855-0001).

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

        Forward-looking statements can often be identified by the use of forward-looking terminology, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "may," "will be" and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, any prospectus supplement, and in documents incorporated by reference. We do not undertake to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made.

        Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. Some of the factors that could cause actual results to differ include, without limitation:

  •
  general industry, economic and business conditions;

  •
  interest rate fluctuations;

  •
  costs and availability of capital, and capital requirements;

  •
  availability of real estate properties;

  •
  inability to consummate acquisition opportunities;

  •
  competition from other companies and retail formats;

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  changes in retail rental rates in our markets;

  •
  shifts in customer demands;

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  tenant bankruptcies or store closings;

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  changes in vacancy rates at our properties;

  •
  changes in operating expenses;

  •
  changes in applicable laws, rules and regulations;

  •
  the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support our future business; and

  •
  other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus under the heading "Risk Factors."

        Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and which are incorporated by reference herein. See "Incorporation of Information Filed with the SEC." In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

        The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated. We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings is the sum of net income before discontinued operations, equity in earnings of unconsolidated affiliates, noncontrolling interests' share of earnings (excluding those that have not incurred fixed charges) and fixed charges (excluding capitalized interest), plus distributed income from unconsolidated affiliates. In this context, fixed charges consist of interest expense (including interest cost capitalized), amortization of debt issuance costs, the portion of rent expense representing an interest factor, and preferred dividend requirements of consolidated subsidiaries, if any.

	Year Ended December 31,
Three Months Ended March 31, 2009
	2008	2007	2006	2005	2004
1.11x	1.17x	1.40x	1.63x	2.17x	2.08x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

        The table below presents our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. We computed these ratios by dividing earnings by combined fixed charges and preferred stock dividends. The terms "earnings" and "fixed charges" have the meanings assigned above. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

	Year Ended December 31,
Three Months Ended March 31, 2009
	2008	2007	2006	2005	2004
1.04x	1.07x	1.28x	1.46x	1.91x	1.89x

RISK FACTORS

        Investing in our securities involves certain risks. As we have previously disclosed, we expect that the current economic downturn will continue to create pressure on the fundamentals of our business, including our ability to collect rental revenues from tenants in a timely manner, maintain current occupancy levels and achieve positive growth in rents from renewals of existing tenant leases or from leases with new tenants. Additionally, the deteriorating economic conditions have resulted in increased volatility and uncertainty in the financial markets. As a result, there has been a reduction in the availability of refinancing as lenders have become more conservative when granting credit, and credit that is extended generally results in lower loan-to-value ratios, higher interest rates and other restrictive provisions.

        In deciding whether to invest in our securities, you should carefully consider the following supplemental risk factors, as well as the risks described under "Risk Factors" in our 2008 Annual

Report and March 2009 Quarterly Report, in addition to the other information contained in this prospectus and any accompanying prospectus supplement and the information incorporated by reference herein and therein:

Our indebtedness is substantial and could impair our ability to obtain additional financing.

        We received approximately $381.6 million in net proceeds from the sale of additional shares of our common stock in our recent offering which closed on June 15, 2009, after payment of the underwriting discount and our other offering expenses. These proceeds were used to reduce amounts outstanding under our current credit facilities.

        On a pro forma basis as of March 31, 2009, assuming the application of the net proceeds from our recent common stock offering as described above, our total share of consolidated and unconsolidated debt would have been approximately $6,264.0 million. As of such date, and giving effect to the foregoing assumptions, our total share of consolidated and unconsolidated debt maturing in 2009, 2010 and 2011, giving effect to all maturity extensions received to date, would have been approximately $164.9 million, $1,061.7 million and $679.0 million, respectively. Our existing consolidated and unconsolidated debt obligations generally contain maturity extension options which are available to us only if we are in compliance with all of the terms of the related indebtedness and we pay an extension fee to the lender. No assurance can be given that we will meet all of the conditions necessary to exercise any maturity extension option at the relevant time.

        At March 31, 2009, our total share of consolidated and unconsolidated debt outstanding was approximately $6,645.6 million, which represents approximately 92.1% of our total market capitalization at that time. Giving effect to all maturity extensions available at our option (which requires continued compliance with the terms of the indebtedness and payment of a fee), as of March 31, 2009, the balance at maturity of our share of total consolidated and unconsolidated debt (after giving effect to amortization through maturity) was approximately $6,200.1 million, including $163.2 million, $1,073.3 million, $1,017.2 million, $911.9 million and $3,034.5 million currently scheduled to mature in 2009, 2010, 2011, 2012 and thereafter, respectively. Our substantial leverage could have important consequences. For example, it could:

  •
  result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross-default or cross-acceleration provisions, other debt;

  •
  result in the loss of assets due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds;

  •
  materially impair our ability to borrow unused amounts under existing financing arrangements or to obtain additional financing or refinancing on favorable terms or at all;

  •
  require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to pay dividends, including those necessary to maintain our REIT qualification, or to use for other purposes;

  •
  increase our vulnerability to the ongoing economic downturn;

  •
  limit our ability to withstand competitive pressures; or

  •
  reduce our flexibility to respond to changing business and economic conditions.

        If any of the foregoing occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, and the trading price of our common stock or other securities could decline significantly. For additional information regarding risks associated with our indebtedness, see "Risk Factors" in our 2008 Annual Report and March 2009 Quarterly Report.

We may change the dividend policy for our common stock in the future.

        Our Board of Directors has determined to reduce our annual common stock dividend to the minimum amount required for us to distribute approximately 100% of our taxable income for 2009. We previously paid dividends during 2009 aggregating $0.74 per share of common stock. On June 1, 2009, our Board of Directors declared a quarterly common stock dividend of $0.11 per share of common stock, which was paid entirely in cash on July 15, 2009 to holders of record of our common stock on June 30, 2009.

        We currently expect that we will pay two additional quarterly dividends for the remainder of 2009, and that these dividends will be paid entirely in cash. However, depending upon our liquidity needs, we reserve the right to pay any or all of these dividends in a combination of cash and shares of common stock, in accordance with applicable revenue procedures of the IRS. A recent IRS revenue procedure allows us to satisfy our 2009 REIT distribution requirement by distributing up to 90% of each 2009 common stock dividend in shares of our common stock in lieu of cash provided certain other criteria are met. In the event that we pay a portion of our dividends in shares of our common stock pursuant to such procedure, taxable U.S. stockholders would be required to pay tax on the entire amount of the dividend, including the portion paid in shares of common stock, in which case such stockholders may have to use cash from other sources to pay such tax. If a U.S. stockholder sells the common stock it receives as a dividend in order to pay its taxes, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold federal tax with respect to our dividends, including dividends that are paid in common stock. In addition, if a significant number of our stockholders sell shares of our common stock in order to pay taxes owed on dividends, such sales would put downward pressure on the market price of our common stock.

        The decision to declare and pay dividends on our common stock in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our Board of Directors and will depend on our earnings, taxable income, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness and preferred stock, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Delaware law and such other factors as our Board of Directors deems relevant. While the statements above concerning dividend payments for 2009 reflect our current intentions, any actual dividends payable will be determined by our Board of Directors based upon the circumstances at the time of declaration, and the actual dividends payable may vary from such intended amounts. To the extent our Board of Directors determines to pay a portion of any dividend in shares of our common stock, our ability to do so may be limited by the amount of common stock then authorized, which presently is subject to the contingency discussed below under "—We have a limited number of authorized shares of common stock available for issuance, and if our stockholders do not approve an increase in the authorized number of shares of our common stock we may be unable to raise significant additional common equity capital beyond our recent common stock offering." Any change in our dividend policy could have a material adverse effect on the market price of our common stock.

Our recent common stock offering was dilutive, and there may be future dilution of our common stock.

        After giving effect to the issuance of common stock in our recent offering, the receipt of the net proceeds and the use of such proceeds as described above, the offering may be expected to have a dilutive effect on our previously announced estimated earnings per share and funds from operations per share for the year ending December 31, 2009. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.

        Additionally, subject to the discussion below under "—We have a limited number of authorized shares of common stock available for issuance, and if our stockholders do not approve an increase in the authorized number of shares of our common stock we may be unable to raise significant additional common equity capital beyond our recent common stock offering," we are not restricted by our organizational documents, contractual arrangements or otherwise from issuing additional common stock or preferred shares, including any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities in the future. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after our recent common stock offering or the perception that such sales could occur. Additionally, future sales or issuances of substantial amounts of our common stock may be at prices below the $6.00 per share offering price applicable to our recent common stock offering and may adversely impact the market price of our common stock.

We have a limited number of authorized shares of common stock available for issuance, and if our stockholders do not approve an increase in the authorized number of shares of our common stock we may be unable to raise significant additional common equity capital beyond our recent common stock offering.

        As of July 24, 2009, following our recent common stock offering, we had 180,000,000 authorized shares of common stock, of which 137,859,925 shares of common stock were issued and outstanding and, after giving effect to the Forbearance and Waiver Agreement described below, an additional 14,948,692 were reserved for issuance upon exchanges of units in CBL & Associates Limited Partnership (our "Operating Partnership") and in connection with certain equity compensation plans and dividend reinvestment plans. Thus, we have a limited number of shares of common stock available for future issuance. The limited availability of shares of common stock may hinder our ability to raise capital through the issuance of common stock or securities convertible into or exchangeable or exercisable for common stock, if the need should so arise.

        Moreover, in connection with our recent common stock offering, certain holders of units in our Operating Partnership, including certain of our executive officers and their affiliates as well as certain affiliates of Jacobs Realty Investors Limited Partnership, a Delaware limited partnership (collectively, the "Deferring Holders"), entered into a Forbearance and Waiver Agreement with the Company, in which they agreed to defer their right to exchange an aggregate of 37,000,000 of their Operating Partnership units for shares of our common stock or cash (at our election), until the earlier of (A) the close of business on the date upon which we effectively amend our Certificate of Incorporation to increase our authorized share capital to include at least 217,000,000 shares of Common Stock (the "Replenishment Date") or (B) December 31, 2009. The Deferring Holders also agreed to waive our obligation under the Operating Partnership Agreement to reserve a sufficient number of shares of common stock to satisfy their Operating Partnership exchange rights with respect to such units until the Replenishment Date, regardless of when such date occurs. As a result, we have not reserved shares of our authorized common stock for issuance upon an exchange of such units. If, following such deferral, the Deferring Holders were to exercise their exchange rights before we had available a sufficient number of authorized shares of our common stock to deliver in satisfaction of such exchange rights, we would be compelled to satisfy such rights with cash payments.

        We plan to convene a special meeting of stockholders during the third quarter of 2009 for the purpose of seeking stockholder approval to increase the number of our authorized shares of common stock from 180,000,000 shares to 1,000,000,000 shares. Under applicable Delaware law and the provisions of our Certificate of Incorporation such an increase will require the approval of the holders of a majority of our issued and outstanding shares of common stock. No assurance can be provided that we will be able to obtain the requisite vote to increase the number of our authorized shares of common stock. A failure to increase our authorized share capital would adversely affect our ability to raise additional capital and to satisfy the exchange rights of the Deferring Holders for other than cash payments and therefore could materially and adversely affect our financial condition, liquidity and prospects.

The market price of our common stock or other securities may fluctuate significantly.

        The market price of our common stock or other securities may fluctuate significantly in response to many factors, including:

  •
  actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

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  changes in our earnings estimates or those of analysts;

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  changes in our dividend policy;

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  publication of research reports about us, the retail industry or the real estate industry generally;

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  increases in market interest rates that lead purchasers of our securities to seek higher dividend or interest rate yields;

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  changes in market valuations of similar companies;

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  adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near and medium term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

  •
  additions or departures of key management personnel;

  •
  actions by institutional security holders;

  •
  speculation in the press or investment community;

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  the occurrence of any of the other risk factors included in, or incorporated by reference in, this prospectus; and

  •
  general market and economic conditions.

        Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock or other securities to decline significantly, regardless of our financial performance and condition and prospects. It is impossible to provide any assurance that the market price of our common stock or other securities will not fall in the future, and it may be difficult for holders to sell such securities at prices they find attractive, or at all.

        Except as described above, there have been no material changes to the risk factors set forth under "Risk Factors" in our 2008 Annual Report and March 2009 Quarterly Report.

        The risks and uncertainties described in this prospectus, our 2008 Annual Report and our March 2009 Quarterly Report are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our financial results and business operations. If any of the events or circumstances described in the risk factors actually occur our business may suffer, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

 CBL & ASSOCIATES PROPERTIES, INC.

        We are a self-managed, self-administered, fully integrated REIT that is engaged in the ownership, development, acquisition, leasing, management and operation of regional shopping malls, open-air centers, associated centers, community centers and office properties. We currently own interests in a portfolio of properties, consisting of enclosed regional malls, open-air centers, associated centers (each of which is part of a regional shopping mall complex), community centers, a mixed-use center, office buildings (including our corporate office building), and joint venture investments in similar types of properties. We may also own from time to time shopping center properties that are under development or construction, as well as options to acquire certain shopping center development sites. Our shopping center properties are located in 27 domestic states and in Brazil, but are primarily in the southeastern and midwestern United States. We have elected to be taxed as a REIT for federal income tax purposes.

        We conduct substantially all of our business through CBL & Associates Limited Partnership, our "Operating Partnership." We currently own an indirect majority interest in the Operating Partnership, and one of our wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation, is its sole general partner. To comply with certain technical requirements of the Internal Revenue Code applicable to REITs, our property management and development activities, sales of peripheral land and maintenance operations are carried out through CBL & Associates Management, Inc., our "Management Company." Our Operating Partnership owns 100% of the stock of the Management Company.

        In order for us to maintain our qualification as a REIT for federal income tax purposes, our Certificate of Incorporation provides for an ownership limit which generally prohibits, with certain exceptions, direct or constructive ownership by one person, as defined in our Certificate of Incorporation, of equity securities representing more than 6% of the combined total value of our outstanding equity securities. Additionally, in order to maintain our qualification as a REIT for U.S. federal income tax purposes, we must distribute each year at least 90% of our taxable income, computed without regard to net capital gains or the dividends-paid deduction, and subject to certain other adjustments. See "Certain U.S. Federal Income Tax Considerations" herein for additional information concerning these requirements.

        We were organized on July 13, 1993 as a Delaware corporation to acquire substantially all of the real estate properties owned by our predecessor company, CBL & Associates, Inc., and its affiliates.

        Our principal executive offices are located at CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and our telephone number is (423) 855-0001. Our website address is: cblproperties.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the offered securities as set forth in the applicable prospectus supplement. We may invest any funds not required immediately for such purposes in short-term investment grade securities. We will not receive proceeds from any sales of securities by persons other than the Company, except as may otherwise be stated in any applicable prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the provisions of applicable law. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended (the "Certificate of Incorporation"), and amended and restated bylaws, as amended (the "Bylaws"), which we have included as exhibits to our Annual Report on Form 10-K, as supplemented by our Form 8-K dated July 27, 2009, that is incorporated by reference into this prospectus.

        Under our Certificate of Incorporation, we have authority to issue 195,000,000 shares of all classes of capital stock, consisting of 180,000,000 shares of common stock, par value $.01 per share, and 15,000,000 shares of preferred stock, par value $.01 per share. As of July 24, 2009, we had 137,859,925 shares of common stock outstanding, 460,000 shares of our 7.75% Series C cumulative redeemable preferred stock, par value $.01 per share ("Series C Preferred Stock") outstanding and 700,000 shares of our 7.375% Series D cumulative redeemable preferred stock, par value $.01 per share ("Series D Preferred Stock") outstanding.

        Our common stock is listed on the New York Stock Exchange under the symbol "CBL." Our depositary shares representing 1/10th of a share of our Series C Preferred Stock are listed on the New York Stock Exchange under the symbol "CBLprC." Our depositary shares representing 1/10th of a share of our Series D Preferred Stock are listed on the New York Stock Exchange under the symbol "CBLprD."

        Pursuant to rights granted to us and the other limited partners in the partnership agreement of the Operating Partnership, each of the limited partners may, subject to certain conditions, exchange its limited partnership interests in the Operating Partnership for shares of our common stock.

Description of Preferred Stock

        Subject to the limitations prescribed by our Certificate of Incorporation, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations and restrictions thereof, all without any further vote or action by our stockholders. In particular, the Board of Directors may determine for each such series any dividend rate, the date, if any, on which dividends will accumulate, the dates, if any, on which dividends will be payable, any redemption rights, if any, of such series, any sinking fund provisions, liquidation rights and preferences, and any conversion rights and voting rights. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. Also, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock.

        The preferred stock will, when issued, be fully paid and non-assessable and, unless otherwise provided in the preferred stock designations, will have no preemptive rights. Under Delaware law, holders of our preferred stock generally are not responsible for our debts or obligations. Both our preferred stock and our common stock are subject to certain ownership restrictions designed to help us maintain our qualification as a REIT under the Internal Revenue Code, which are described below under "Description of Common Stock—Restrictions on Transfer."

        On August 22, 2003, we issued 4,600,000 depositary shares in a public offering, each representing one-tenth of a share of our Series C Preferred Stock. The Series C Preferred Stock has a liquidation preference of $250.00 per share ($25.00 per depositary share). Dividends on the Series C Preferred Stock are cumulative, accrue from the date of issuance and are payable quarterly in arrears at a rate of

$19.375 per share ($1.9375 per depositary share) per annum. We generally must be current in our dividend payments on the Series C Preferred Stock in order to pay dividends on our common stock. The Series C Preferred Stock has no voting rights, other than limited voting rights concerning the election of additional directors in the event of certain preferred dividend arrearages. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and is not convertible into any other securities of the Company. The Series C Preferred Stock could not be redeemed by the Company prior to August 22, 2008. Since that date, the Company has had the right to redeem the shares, in whole or in part, at any time for a cash redemption price of $250.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends.

        On December 13, 2004, we issued 7,000,000 depositary shares in a public offering, each representing one-tenth of a share of our Series D Preferred Stock. The Series D Preferred Stock has a liquidation preference of $250.00 per share ($25.00 per depositary share). Dividends on the Series D Preferred Stock are cumulative, accrue from the date of issuance and are payable quarterly in arrears at a rate of $18.4375 per share ($1.84375 per depositary share) per annum. We generally must be current in our dividend payments on the Series D Preferred Stock in order to pay dividends on our common stock. The Series D Preferred Stock has no voting rights, other than limited voting rights concerning the election of additional directors in the event of certain preferred dividend arrearages. The Series D Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and is not convertible into any other securities of the Company. The Series D Preferred Stock cannot be redeemed by the Company prior to December 13, 2009. After that date, the Company may redeem the shares, in whole or in part, at any time for a cash redemption price of $250.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends.

        The rights, preferences, privileges and restrictions of any additional series of our preferred stock will be fixed by the certificate of designations relating to the series. A prospectus supplement relating to each series will describe the terms of any offered preferred stock, including:

  •
  the title and stated value of such preferred stock;

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  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

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  the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to such preferred stock;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock will accumulate;

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  any voting rights applicable to such preferred stock;

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  the procedures for any auction and remarketing, if any, for such preferred stock;

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  the sinking fund provisions, if any, applicable to such preferred stock;

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  the provisions for redemption, if any, applicable to such preferred stock;

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  any listing of such preferred stock on any securities exchange;

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  the terms and conditions, if any, upon which such preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

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  a discussion of certain U.S. federal income tax considerations applicable to such preferred stock;

  •
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

  •
  in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer of such preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

        Unless otherwise specified in the applicable prospectus supplement, any offered series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

  •
  senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to such preferred stock;

  •
  on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to such preferred stock; and

  •
  junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to such preferred stock.

        The term "equity securities" in the preceding discussion does not include convertible debt securities.

Description of Common Stock

        The following summary description sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate.

Voting Rights

        Holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or as provided in our Certificate of Incorporation, the holders of those shares exclusively possess all voting power. Under our Certificate of Incorporation, directors are elected by the affirmative vote of the holders of a plurality of the shares of the common stock present or represented at the annual meeting of stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Dividend and Liquidation Rights

        Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to distributions which may be declared from time to time by our Board of Directors from funds which are legally available, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders. Holders of common stock are not entitled to any preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. Under Delaware law, holders of our common stock generally are not responsible for our debts or obligations.

Restrictions on Transfer

        For us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain percentages of our gross income must be from particular activities.

        To ensure that we remain a qualified REIT, our Certificate of Incorporation contains provisions, collectively referred to as the ownership limit provision, restricting the acquisition of shares of our capital stock. The affirmative vote of 66 2/3% of our outstanding voting stock is required to amend this provision.

        The ownership limit provision provides that, subject to certain exceptions specified in our Certificate of Incorporation:

  •
  No person (other than Charles Lebovitz, members of the Richard Jacobs Group (as defined), members of the David Jacobs Group (as defined) and their respective affiliates under the applicable attribution rules of the Internal Revenue Code) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6% of the value of our outstanding capital stock.

  •
  Subject to certain restrictions, Charles Lebovitz and his respective affiliates (as defined under the applicable attribution rules of the Internal Revenue Code) may own beneficially or constructively in the aggregate up to 25.4% of the value of the outstanding shares of our capital stock.

  •
  Subject to certain restrictions, of the group comprised of Richard Jacobs and his respective affiliates and David Jacobs and his respective affiliates (in each case, as defined under the applicable attribution rules of the Internal Revenue Code), any individual person (that is, any person who is treated as an individual for purposes of Section 542(a)(2) of the Internal Revenue Code) may own beneficially or constructively in the aggregate up to 13.9% of the value of the outstanding shares of our capital stock.

  •
  Subject to certain restrictions, any two individuals of the group comprised of Richard Jacobs and his respective affiliates or of the group comprised of David Jacobs and his respective affiliates may own beneficially or constructively in the aggregate up to 19.9% of the value of the outstanding shares of our capital stock. The group comprised of Richard Jacobs and his respective affiliates and the group comprised of David Jacobs and his respective affiliates, in the aggregate, is also limited to owning, in the aggregate, up to 19.9% of the value of the outstanding shares of our capital stock.

  •
  Subject to certain restrictions, the overall group composed of Charles Lebovitz and his respective affiliates, Richard Jacobs and his respective affiliates and David Jacobs and his respective affiliates, may own beneficially or constructively in the aggregate up to 37.99% of the value of the outstanding shares of our capital stock.

        The ownership limit is the percentage limitation on ownership applicable to any given person or group pursuant to the ownership limit provisions described above.

        Our Board of Directors may, subject to certain conditions, waive the applicable ownership limit upon receipt of a ruling from the IRS or an opinion of counsel to the effect that such ownership will not jeopardize our status as a REIT. The ownership limit provision will cease to apply only if both our Board of Directors and the holders of a majority of our outstanding voting stock vote to approve the termination of our status as a REIT.

        Any issuance or transfer of capital stock to any person (A) in excess of the applicable ownership limit or (B) which would cause us to be beneficially owned by fewer than 100 persons, will be null and void and the intended transferee will acquire no rights to the stock. Our Certificate of Incorporation provides that any acquisition and continued holding or ownership of our capital stock constitutes a continuous representation of compliance with the applicable ownership limit by the beneficial or constructive owner of such stock.

        Any purported transfer or other event that would, if effective, violate the ownership limit will be deemed void ab initio with respect to that number of shares of our capital stock that would be owned by the transferee in excess of the applicable ownership limit provision. Such shares would automatically be transferred to a trust, the trustee of which would be designated by us but would not be affiliated with us or with the party prohibited from owning such shares by the ownership limit provision. The trust would be for the exclusive benefit of a charitable beneficiary to be designated by us.

        Any shares so held in trust will be issued and outstanding shares of our capital stock, entitled to the same rights and privileges as all other issued and outstanding shares of capital stock of the same class and series. All dividends and other distributions paid by us with respect to the shares held in trust will be held by the trustee for the benefit of the designated charitable beneficiary. The trustee will have the power to vote all shares held in trust from and after the date the shares are deemed to be transferred into trust. The prohibited owner will be required to repay any dividends or other distributions received by it which are attributable to the shares held in trust if the record date for such dividends or distributions was on or after the date those shares were transferred to the trust. We can take all measures we deem necessary in order to recover such amounts.

        The trustee will have the exclusive right to designate a permitted transferee to acquire the shares held in trust without violating the applicable ownership limitations for an amount equal to the fair market value (determined at the time of transfer to this permitted transferee) of those shares. The trustee will pay to the aforementioned prohibited owner the lesser of: (a) the value of the shares at the time they were transferred to the trust and (b) the price received by the trustee from the sale of such shares to the permitted transferee. The excess (if any) of (x) the sale proceeds from the transfer to the permitted transferee over (y) the amount paid to the prohibited owner, will be distributed to the charitable beneficiary.

        We or our designee will have the right to purchase any shares-in-trust, within a limited period of time, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares-in-trust and (ii) the market price per share on the date we, or our designee, exercise such right to purchase such shares-in-trust.

        The ownership limit provision will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the ownership limit would require an amendment to our Certificate of Incorporation. Such an amendment would require a 66 2/3% vote of the outstanding voting stock. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the Company without the approval of our Board of Directors.

        All certificates representing shares of any class of stock will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such other percentage as may be required by the Treasury Regulations) of the value of our outstanding shares of capital stock must file an affidavit with us containing the information specified in our Certificate of Incorporation before January 30 of each year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of capital stock as our Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Limitation of Liability of Directors

        Our Certificate of Incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law (regarding certain unlawful distributions); or (iv) for any transaction from which the director derived an improper personal benefit.

        While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of our Certificate of Incorporation described above apply to our officers only if the respective officer is also one of our directors and is acting in his or her capacity as director, and do not apply to our officers who are not directors.

Indemnification Agreements

        We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by officers and directors who are successful in seeking to enforce their rights under the indemnification agreements, and cover officers and directors under our directors' and officers' liability insurance, provided that such insurance is commercially available at reasonable expense. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our Certificate of Incorporation and Bylaws, it provides greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our Board of Directors or by the stockholders to eliminate the rights it provides.

Other Provisions of Our Certificate of Incorporation and Bylaws

        Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include:

        Classified Board of Directors.    Our Certificate of Incorporation provides for a Board of Directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of stockholders may be required for the stockholders to change a majority of our Board of Directors. In addition, our stockholders can only remove directors for cause and only by a vote of 75% of the outstanding voting stock. The classification of directors and the inability of stockholders to remove directors without cause make it more difficult to change the composition of our Board of Directors. The provisions of our Certificate of Incorporation relating to the classification of our Board of Directors may only be amended by a 66 2/3% vote of the outstanding voting stock and the provision relating to the removal for cause may only be amended by a 75% vote of the outstanding voting stock.

        Advance Notice Requirements.    Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting. The notice must contain certain information specified in the Bylaws.

        Written Consent of Stockholders.    Our Certificate of Incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting and does not permit action by stockholder consent. These provisions of our Certificate of Incorporation may be amended only by a vote of 80% of the outstanding voting stock.

        Bylaw Amendments.    Amending our Bylaws requires either the approval of our Board of Directors or the vote of 66 2/3% of our outstanding voting stock.

Delaware Anti-Takeover Statute

        We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder unless:

  (a)
  before that person became an interested holder, our Board of Directors approved the transaction in which the interested holder became an interested stockholder or approved the business combination,

  (b)
  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

  (c)
  following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

        Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

        The particular terms of any deposit agreement will be described in an applicable prospectus supplement, together with a description of the terms of the related depositary shares and underlying class or series of preferred stock offered thereby. Such description will include, to the extent applicable to the underlying series of preferred stock, each of the matters specified above in the section captioned "Description of Capital Stock—Description of Preferred Stock."

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture, including any supplemental indenture, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures, including any supplemental indentures, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including without limitation:

  •
  the title of such debt securities;

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  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount of such debt securities that may be issued;

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  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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  the maturity date(s) of such debt securities;

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  the principal amount due at maturity, and whether such debt securities will be issued with any original issue discount;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the interest rate(s) applicable to such debt securities, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether such debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination applicable to any series of subordinated debt securities;

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  the place where payments on such debt securities will be payable;

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  any applicable restrictions on the transfer, sale or other assignment of such debt securities;

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  our right, if any, to defer payment of interest on such debt securities, and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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  any provisions for a sinking fund, purchase or other analogous fund applicable to such debt securities;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of debt securities;

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  a discussion of certain United States federal income tax considerations applicable to such debt securities;

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  information describing any book-entry features for such series of debt securities;

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  if applicable, the procedures for any auction and remarketing of such debt securities;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  if other than U.S. dollars, the currency in which such series of debt securities will be denominated; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, such debt securities, including any restrictive covenants or events of default provided with respect to such debt securities that are in addition to those described in this prospectus, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of such debt securities.

        One or more series of any such debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible into our other securities, any person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

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  if we fail to pay, when due and payable, the principal, or premium, if any, or any payment required by any sinking or analogous fund established with respect to the debt securities of any series, and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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  to fix any ambiguity, omission, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "—Consolidation, Merger or Sale";

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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  to evidence and provide for the acceptance of appointment by a successor trustee;

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  to provide for uncertificated debt securities;

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  to add any additional events of default;

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  to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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  to add to, change or eliminate any of the provisions of an indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted without the consent of any security holders as described herein shall (i) neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) become effective only when there is no such debt security outstanding;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

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  to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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  changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

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  reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

        The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities, except for certain obligations:

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  to register the transfer or exchange of debt securities,

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  to replace stolen, lost or mutilated debt securities,

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  to maintain paying agencies and hold monies for payment in trust, and,

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  if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities), on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities; provided that no event of default or event which with the giving of notice or lapse of time or both would become an event of default with respect to such securities shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date.

        Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time, or from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such other shorter period set forth in any applicable escheat or abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein), or debt securities. We may issue warrants independently of or together with any other securities offered by us in any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock, depositary shares representing a fractional interest in preferred stock, or debt securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

  •
  the offering price applicable to the warrants;

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  the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price (including any provisions for adjustments to the exercise price) and manner of exercise;

  •
  the number of warrants being offered;

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  the date, if any, after which the warrants and any underlying securities will be transferable separately;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the number of warrants outstanding, if any;

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  any material United States federal income tax consequences applicable to the warrants;

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  the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrants will be offered and exercisable for United States dollars only and will be in registered form only.

        Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock, preferred stock or depositary shares representing fractional interests in preferred stock will not have any rights of holders of shares of such common stock or preferred stock or depositary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

        The preceding summary, as well as the more detailed summaries of certain provisions of any offered warrants and the associated warrant agreements that will be contained in the applicable prospectus supplement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to any such offered series of warrants, which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

        Please refer to the sections captioned "Description of Capital Stock—Description of Common Stock," "Description of Capital Stock—Description of Preferred Stock," "Description of Depositary Shares" and "Description of Debt Securities" above for a general description of the shares of common stock, shares of preferred stock, depositary shares representing fractional interests in shares of preferred stock and debt securities, respectively, that may be acquired upon the exercise of one or more series of warrants, including a description of certain restrictions on the ownership of our common stock and preferred stock designed to preserve our status as a REIT.

DESCRIPTION OF RIGHTS

        We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights for the purchase of shares of our common stock, shares of our preferred stock, depositary shares representing fractional interests in shares of our preferred stock, or debt securities. If such rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of such rights pursuant to the terms set forth in the applicable prospectus supplement.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

  •
  the record date for determining the persons entitled to participate in the rights distribution;

  •
  the identity of any subscription or rights agent for such rights;

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  the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the applicable exercise or subscription price, as well as a description of the terms of such underlying securities to the extent not already set forth elsewhere in this prospectus or in the applicable prospectus supplement;

  •
  the aggregate number of rights being issued;

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  the date, if any, on and after which the rights may be transferable separately;

  •
  the date on which the right to exercise the rights commences and the date on which such right expires;

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  the number of rights outstanding, if any;

  •
  any material United States federal income tax consequences applicable to the rights; and

  •
  any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Rights will be exercisable for United States dollars only and will be in registered form only. In addition to the terms of the rights and the securities issuable upon exercise thereof, the applicable prospectus supplement may describe, for a holder of such rights who validly exercises all rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised rights issued to other holders, to the extent such rights have not been exercised.

        Holders of rights will not be entitled, by virtue of being such holders, to vote, to consent, to receive interest or dividend payments, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as holders of the underlying securities, except to the extent (if any) described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue securities in units, each consisting of two or more types of securities, in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  the title of any series of units;

  •
  the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

  •
  whether we will apply to have such units traded on any securities exchange or securities quotation system;

  •
  any material United States federal income tax consequences applicable to such units, including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other material terms and conditions relating to the units or to the securities included in each unit.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of certain U.S. federal income tax considerations is based on current law, is for general information only, and is not tax advice. This summary is based on the Internal Revenue Code, Treasury Regulations, administrative interpretations and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will not assert, and that a court will not sustain, a position contrary to any of the tax consequences described below. Furthermore, the following discussion is not exhaustive of all possible tax considerations applicable to our company as a REIT and to our security holders. It does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of United States federal income taxation that may be relevant to a security holder in light of his or her particular circumstances or to stockholders who are subject to special treatment under the United States federal income tax laws.

        This summary deals only with offered securities held as "capital assets" (within the meaning of Section 1221 of the Internal Revenue Code) and does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Internal Revenue Code, persons that will hold notes or our common stock as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders (as defined below) that have a "functional currency" other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Internal Revenue Code and, except as expressly indicated below, tax-exempt organizations.

        In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of offered securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of our offered securities.

Each prospective purchaser of the offered securities is advised to consult his or her own tax advisor regarding the specific tax consequences to the purchaser of the purchase, ownership and sale of the offered securities and of our election to be taxed as a REIT, including the U.S. federal, state, local, foreign and other tax consequences of the purchase, ownership, sale and election and of potential changes in applicable tax laws. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in our company, including the possibility of United States income tax withholding on our distributions.

Taxation of CBL

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and applicable Treasury Regulations, which set forth the requirements for qualifying as a REIT, commencing with our taxable year ended December 31, 1993. We believe that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated, and are operating, in a manner qualifying us for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in such a manner, although no assurances can be given that we will operate in a manner necessary to qualify or remain qualified as a REIT.

        The sections of the Internal Revenue Code relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the Internal Revenue Code sections that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and Treasury Regulations, and administrative and judicial interpretations of the applicable Internal Revenue Code provisions and Treasury Regulations.

        In connection with this filing, Husch Blackwell Sanders LLP has rendered an opinion to us that (i) we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years ended December 31, 2005 through December 31, 2008, and (ii) if we continue to be organized and operated after December 31, 2008 in the same manner, we will continue to qualify as a REIT. This opinion is conditioned upon certain assumptions and representations made by us to Husch Blackwell Sanders LLP as to factual matters relating to our organization, operation and income, and upon certain representations made by our General Counsel to Husch Blackwell Sanders LLP as to factual and real estate leasing legal matters relating to our income. Husch Blackwell Sanders LLP's opinion also is based upon assumptions and our representations as to future conduct, income and assets. In addition, this opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the federal securities laws. The opinion of Husch Blackwell Sanders LLP is limited to this discussion under the heading "Certain U.S. Federal Income Tax

Considerations" and is filed as an exhibit to the registration statement of which this prospectus is a part.

        Moreover, our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, certain distribution levels, a specified diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code as discussed below. Our annual operating results will not be reviewed by Husch Blackwell Sanders LLP. Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we satisfy all of the tests for REIT qualification or will continue to do so.

        For as long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our income that is currently distributed to stockholders. The REIT requirements generally allow a REIT to deduct dividends paid to its stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level and again at the stockholder level) that generally results from investment in a corporation.

        If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation. In addition, our stockholders will be taxed in the same manner as stockholders of ordinary corporations (including, in the case of stockholders that are not corporations, potentially being eligible for preferential tax rates on dividends received from us). In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions. Moreover, we could be disqualified from taxation as a REIT for four taxable years beginning after the first taxable year for which the loss of REIT status occurred. For a discussion of the tax consequences of failure to qualify as a REIT, see "Certain U.S. Federal Income Tax Considerations—Failure to Qualify" below.

        Even if we qualify for taxation as a REIT, we may be subject to U.S. federal income tax as follows:

  •
  First, we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gain. However, we can elect to "pass through" any of our taxes paid on our undistributed net capital gain income to our stockholders on a proportional basis.

  •
  Second, under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any.

  •
  Third, if we have (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Foreclosure property means property acquired by reason of a default on a lease or any indebtedness held by a REIT.

  •
  Fourth, if we have net income from "prohibited transactions" (which are, in general, sales or other dispositions of property, held primarily for sale to customers in the ordinary course of business, generally other than property held for at least four years (two years for dispositions after July 30, 2008) that qualify for a statutory safe harbor, foreclosure property, and property involuntarily converted), such income will be subject to a 100% penalty tax.

  •
  Fifth, if we should fail to satisfy the gross income tests or the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we will ordinarily be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

  •
  Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

  •
  Seventh, if we acquire in the future any asset from a "C" corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

  •
  Eighth, if we receive non-arm's-length income as a result of services provided by a taxable REIT subsidiary, defined below, to our tenants, or if we receive certain other non-arm's-length income from a taxable REIT subsidiary, we can be subject to a 100% corporate level tax on the amount of the non-arm's-length income.

Requirements for Qualification

Organizational Requirements

        In order to remain qualified as a REIT, we must continue to meet the various requirements under the Internal Revenue Code, discussed below, relating to our organization and sources of income, the nature of our assets, distributions of income to our stockholders, and our diversity of stock ownership.

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors,

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest,

  (3)
  that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code,

  (4)
  that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code,

  (5)
  the beneficial ownership of which is held by 100 or more persons,

  (6)
  not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year, and

  (7)
  that meets certain other tests, described below, regarding the nature of its income and assets.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (6), certain tax-exempt entities are generally treated as individuals. However, a pension trust generally will not be considered an individual for purposes of condition (6). Instead, beneficiaries of the pension trust will be treated as holding stock of a REIT in proportion to their actuarial interests in the trust. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Internal Revenue Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

        We have satisfied the requirements of conditions (1) through (4) and (7), and we believe that the requirements of conditions (5) and (6) have been and are currently satisfied. In addition, our certificate of incorporation provides for restrictions regarding transfer of our shares in order to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate, unless we are eligible for the specified relief provisions described below. These transfer restrictions are described under the captions "Description of Capital Stock—Description of Preferred Stock" and "Description of Capital Stock—Description of Common Stock—Restrictions on Transfer" in this prospectus. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding common stock and preferred stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of such stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with its U.S. federal income tax returns a similar statement disclosing the actual ownership of stock and certain other information.

        We are treated as having satisfied condition (6) above if we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our stock described above, and do not know, or in exercising reasonable diligence would not have known, that we failed to satisfy this condition. If we fail to comply with these regulatory requirements for any taxable year we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed.

        Additionally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

        Qualified REIT Subsidiaries.    We currently have two "qualified REIT subsidiaries," CBL Holdings I, Inc. and CBL Holdings II, Inc., and may have additional qualified REIT subsidiaries in the future. A corporation that is a qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying these requirements, the separate existence of our qualified REIT subsidiaries will be ignored, and all assets, liabilities, and items of income, deduction, and credit of these subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests.

        Taxable REIT Subsidiaries.    We have established several "taxable REIT subsidiaries," including the Management Company, and may establish additional taxable REIT subsidiaries in the future. A "taxable REIT subsidiary" is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is subject to United States federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Partnerships.    In the case of a REIT that is a direct or indirect partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of a partner qualifying as a REIT for purposes of the gross income tests and the asset tests described below. Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and the property partnerships will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section, provided that the Operating Partnership and property partnerships are treated as partnerships for U.S. federal income tax purposes.

Income Tests

        In order for us to maintain our qualification as a REIT, there are two gross income requirements that must be satisfied annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," as described below, and, in certain circumstances, interest, or from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments of those kinds, dividends, other types of interest, gain from the sale or disposition of stock or securities that do not constitute dealer property, or any combination of the foregoing. Dividends that we receive on our indirect ownership interest in the Management Company, as well as interest that we receive on our loan to the Management Company and other interest income that is not secured by real estate, generally will be includable under the 95% test but not under the 75% test.

        Rents received or deemed to be received by us will qualify as "rents from real property" for purposes of the gross income tests only if several conditions are met:

  •
  First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  •
  Second, rents received from a tenant will not qualify as rents from real property if we, or a direct or indirect owner of 10% or more of our stock, owns, directly or constructively, 10% or more of the tenant, except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if we own more than a 10% interest in the subsidiary.

  •
  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  Fourth, a REIT may provide services to its tenants and the income will qualify as rents from real property if the services are of a type that a tax exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Internal Revenue Code. Services that would give rise to unrelated business taxable income if provided by a tax exempt organization must be provided either by the Management Company or by an independent contractor who is adequately compensated and from whom the REIT does not derive any income; otherwise, all of the rent received from the tenant for whom the services are provided will fail to qualify as rents from real property if the services income exceeds a de minimis amount. However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property, with the threshold determined on a property-by-property basis. For purposes of the 1% threshold, the amount treated as received for any service may not be less than 150% of the direct cost incurred in furnishing or rendering the service. Also note, however, that receipts for services furnished, whether or not rendered by an independent contractor, which are not customarily provided to tenants in properties of a similar class in the geographic market in which our property is located will in no event qualify as rents from real property.

        Substantially all of our income is derived from our partnership interest in the Operating Partnership. The Operating Partnership's real estate investments, including those held through the property partnerships, give rise to income that enables us to satisfy all of the income tests described above. The Operating Partnership's income is largely derived from its interests, both direct and indirect, in the properties, which income, for the most part, qualifies as "rents from real property" for purposes of the 75% and the 95% gross income tests. The Operating Partnership also derives dividend income from its interest in the Management Company.

        None of us, the Operating Partnership or any of the property partnerships has a plan or intention to (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above) other than relatively minor amounts that do not affect compliance with the above tests; (2) rent any property to a tenant of which we, or an owner of 10% or more of our stock, directly or indirectly, own 10% or more, other than under leases with CBL & Associates, Inc., the Management Company and certain of our affiliates and officers and certain affiliates of those persons that produce a relatively minor amount of non-qualifying income and that we believe will not, either singly or when combined with other non-qualifying income, exceed the limits on non-qualifying income; (3) derive rent attributable to personal property leased in connection with property that exceeds 15% of the total rents other than relatively minor amounts that do not affect compliance with the above tests; or (4) directly perform any services that would give rise to income derived from services that give rise to "unrelated business taxable income" as defined in Section 512(a) of the Internal Revenue Code.

        For purposes of the gross income tests, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentage of receipts or sales. Although the Operating Partnership or the property owners may advance money from time to time to tenants for the purpose of financing tenant improvements, we and the Operating Partnership do not intend to charge interest in any transaction that will depend in whole or in part on the income or profits of any person or to make loans that are not secured by mortgages of real estate in amounts that could jeopardize our compliance with the 5% and 10% asset tests described below.

        The Housing and Economic Recovery Act of 2008 (the "2008 Act") revised the tax treatment of certain foreign currency gains for purposes of the 75% and 95% gross income tests. In general, if we recognize foreign currency gain after July 30, 2008 with respect to income that otherwise qualifies under the 75% or 95% tests, such foreign currency gain will not constitute gross income for purposes of the 75% or 95% tests, respectively.

        As a REIT, we are subject to a 100% penalty tax on income from "prohibited transactions" (generally, income derived from the sale of property held primarily for sale to customers in the ordinary course of business). We intend to hold our properties for investment with a view to long term appreciation and to engage in the business of acquiring, developing, and owning our properties. We have made, and may in the future make, occasional sales of properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax. We believe that no asset owned by us, the Operating Partnership or the property partnerships is held for sale to customers, and that the sale of any property will not be in the ordinary course of our business, or that of the Operating Partnership or the relevant property partnership. Whether property is held primarily for sale to customers in the ordinary course of a trade or business and, therefore, is subject to the 100% penalty tax, depends on the facts and circumstances in effect from time to time, including those related to a particular property.

        Under the Internal Revenue Code, a safe harbor allows us to avoid prohibited transaction treatment if, among other things, (i) we held the disposed property for at least four years and (ii) during the taxable year in which the relevant property was disposed we did not make more than seven property sales (or, alternatively, the aggregate adjusted basis of all properties sold by us during the taxable year did not exceed 10% of our aggregate adjusted basis in our assets as of the beginning of such taxable year). The 2008 Act relaxes these requirements such that, with respect to property dispositions occurring after July 30, 2008, the holding period is reduced to two years and the 10% ceiling may be satisfied by reference to either the adjusted basis or fair market value of our assets. We and the Operating Partnership will attempt to comply with the terms of the applicable safe harbor provisions in the Internal Revenue Code to avoid the characterization of asset sales as prohibited transactions. We may not always be able to comply with the safe harbor provisions of the Internal Revenue Code or avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of business.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions generally will be available if our failure to meet those tests is due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the Internal Revenue Service. It is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "—Taxation of CBL," even if these relief provisions apply, a tax would be imposed attributable to our non-qualifying income.

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction entered into on or before July 30, 2008 and made to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets will not constitute gross income for purposes of the 95% gross income test but will constitute non-qualifying income for purposes of the 75% gross income test. Income from such transactions entered into after July 30, 2008 will not constitute gross income for purposes of the 95% and 75% gross income tests. Income from hedging transactions entered into after July 30, 2008 and made primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain) also will not constitute gross income for purposes of the 95% and 75% gross income tests. We must properly identify any such hedges in our books and records. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Asset Tests

        In order for us to maintain our qualification as a REIT, we, at the close of each quarter of our taxable year, must also satisfy several tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets. Real estate assets for the purpose of this asset test include (1) our allocable share of real estate assets held by partnerships in which we own an interest or held by qualified REIT subsidiaries and (2) stock or debt instruments held for not more than one year purchased with the proceeds of our stock offering or long-term (at least five years) debt offering, cash items and government securities. Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer or (2) 10% of the outstanding voting securities of any one issuer.

        Under the 2008 Act, commencing with our taxable year beginning January 1, 2009, (i) "cash" will include foreign currency for purposes of the 75% asset test if we (or one of our qualified business units) use such foreign currency as our functional currency, but only to the extent such currency is held for use in the normal course of our (or our qualified business unit's) activities that produce income qualifying for purposes of the 75% and 95% income tests, and (ii) if we meet the REIT asset tests as of the close of a quarter we will not fail to meet such tests at the end of a subsequent quarter solely because of a discrepancy caused by fluctuations in foreign currency exchange rates.

        Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for an exception set forth in the Internal Revenue Code. Beginning in 2005, solely for purposes of the 10% value test, a REIT's interest in the assets of a partnership will be based upon the REIT's proportionate interest in any securities issued by the partnership (including, for this purpose, the REIT's interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the "straight debt" or other exceptions described above), valuing any debt instrument at its adjusted issue price.

        In addition to the asset tests described above, we are prohibited from owning more than 10% of the value of the outstanding debt and equity securities of any subsidiary other than a qualified REIT subsidiary, subject to an exception. The exception is that we and a non-qualified REIT subsidiary may make a joint election for the subsidiary to be treated as a "taxable REIT subsidiary." The securities of a taxable REIT subsidiary are not subject to the 10% value test and the 10% voting securities test, and also are exempt from the 5% asset test. However, no more than 20% of the total value of a REIT's assets can be represented by securities of one or more taxable REIT subsidiaries for tax years beginning before July 31, 2008. For tax years beginning on or after July 31, 2008, no more than 25% of the total value of our assets can be represented by securities of one or more taxable REIT subsidiaries. The Management Company is a taxable REIT subsidiary.

        It should be noted that this 25% (formerly 20%) value limitation must be satisfied at the end of any quarter in which we increase our interest in the Management Company. In this respect, if any partner of the Operating Partnership exercises its option to exchange interests in the Operating Partnership for shares of common stock (or we otherwise acquire additional interests in the Operating Partnership), we will thereby increase our proportionate (indirect) ownership interest in the Management Company, thus requiring us to recalculate our ability to meet the 25% (formerly 20%)

value test in any quarter in which the exchange option is exercised. Although we plan to take steps to ensure that we satisfy this value test for any quarter with respect to which retesting is to occur, these steps may not always be successful or may require a reduction in the Operating Partnership's overall interest in the Management Company.

        The rules regarding taxable REIT subsidiaries contain provisions generally intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur "at arm's length" and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans to, or rental, service or other agreements with, its taxable REIT subsidiary are determined not to be on arm's length terms. No assurance can be given that our loans to, or rental, service or other agreements with, our taxable REIT subsidiaries will be on arm's length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our noncorporate stockholders during that year as "qualified dividend income" eligible to be taxed at reduced rates to noncorporate recipients. See "Taxation of U.S. Stockholders" below.

        We believe that we are in compliance with the asset tests. Substantially all of our investments are in properties that are qualifying real estate assets.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. We cannot ensure that these steps always will be successful.

        Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests generally within six months after the last day of the quarter in which we identify the failure. In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests generally within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the earlier of the date we dispose of such assets or the end of the quarter in which we come into compliance with the asset tests.

Annual Distribution Requirements

        In order to remain qualified as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount equal to at least:

  (A)
  the sum of (1) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (2) 90% of the net income (after-tax), if any, from foreclosure property, minus

  (B)
  the sum of certain items of noncash income.

In addition, if we dispose of any asset with built-in gain during the ten-year period beginning on the date we acquired the property from a "C" corporation or became a REIT, we will be required, according to guidance issued by the Internal Revenue Service, to distribute at least 90% of the after tax built-in gain, if any, recognized on the disposition of the asset. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after the declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90% but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. If we so choose, we may retain, rather than distribute, our net long-term capital gains and pay the tax on those gains. In this case, our stockholders would include their proportionate share of the undistributed long-term capital gains in income. However, our stockholders would then be deemed to have paid their share of the tax, which would be credited or refunded to them. In addition, our stockholders would be able to increase their basis in our shares they hold by the amount of the undistributed long-term capital gains, less the amount of capital gains tax we paid, included in the stockholders' long-term capital gains.

        Furthermore, if we should fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our ordinary income for the year,

  (2)
  95% of our net capital gain income for the year, and

  (3)
  any undistributed taxable income from prior periods,

we would be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year. We intend to make timely distributions sufficient to satisfy all annual distribution requirements.

        Our taxable income consists substantially of our distributive share of the income of the Operating Partnership. We expect that our taxable income will be less than the cash flow we receive from the Operating Partnership, due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement.

        It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of the income and deduction of the expenses in arriving at our taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. In these cases, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement. To meet the 90% distribution requirement, we may find it appropriate to arrange for short-term or possibly long-term borrowings or to pay distributions in the form of taxable stock dividends. Any borrowings for the purpose of making distributions to stockholders are required to be arranged through the Operating Partnership.

        Additionally, from time to time, REITs may declare taxable dividends payable in cash or stock at the election of each stockholder. For our 2008 and 2009 taxable years, IRS Revenue Procedure 2009-15 provides that a distribution of our stock pursuant to such an election will be considered a taxable distribution of property in an amount equal to the amount of cash that could have been received instead if, among other things, 10% or more of the distribution is payable in cash. Any such dividend would be distributed in a manner intended to count toward satisfaction of our annual distribution requirements and to qualify for the dividends paid deduction. For information regarding the tax consequences of distributions to our stockholders, see "Taxation of U.S. Stockholders" below.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay applicable penalties and interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In this event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. In the case of stockholders that are not corporations, any such dividends may be taxable at a maximum rate of 15% during tax years beginning before January 1, 2011. In addition, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and noncorporate distributees may be eligible to treat the dividends as "qualified dividend income" taxable at capital gain rates. See "Taxation of U.S. Stockholders" below. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which our qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Taxation of U.S. Stockholders

        As used in this section, the term "U.S. stockholder" means a beneficial owner of our common or preferred stock that for U.S. federal income tax purposes is (1) a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or of any political subdivision of the United States, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person or otherwise is treated as a U.S. person. For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as follows.

Distributions Generally

        Distributions to U.S. stockholders, other than capital gain dividends discussed below, will constitute dividends to those holders up to the amount of our current or accumulated earnings and profits and are taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends-received deduction for corporations. To the extent that we make distributions in excess of our current or accumulated earnings and profits, the distributions will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. stockholder's shares, and distributions in excess of the U.S. stockholder's tax basis in its shares are taxable as capital gain realized from the sale of the shares. Dividends declared by us in October, November or December of any year payable to a U.S. stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the U.S. stockholder on December 31 of the year, provided that we actually pay the dividend during January of the following calendar year. U.S. stockholders may not include on their own income tax returns any of our tax losses.

        In general, dividends paid by REITs are not eligible for the 15% tax rate on "qualified dividend income" and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as "qualified dividend income," however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent our dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "Taxation of CBL" above. As a result, our stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends. Moreover, any deficiency dividend will be treated as a dividend—an ordinary dividend or a capital gain dividend, as the case may be—regardless of our earnings and profits.

Dividends Paid Through a Combination of Cash and Issuance of Additional Shares of Stock

        To maintain our qualification as a REIT, we are required each year to distribute to stockholders at least 90% of our net taxable income after certain adjustments. As described above, the IRS recently issued guidance regarding the tax treatment of certain stock distributions paid by a REIT in lieu of cash. Under that guidance a REIT may pay up to 90% of a distribution in stock and, provided that such a distribution satisfies certain criteria, apply the distribution to its distribution requirements. As a result of such a distribution, a U.S. holder generally must include the sum of the value of the common stock and the amount of cash received in its gross income as dividend income to the extent that such holder's share of such a distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any common stock received as part of a distribution generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of the holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such holder could have a capital loss with respect to the stock sale that could not be used to offset such dividend income. (Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividend, including the portion that is payable in stock. For additional information, see "Special Tax Considerations for Non-U.S. Stockholders" below.) A holder that receives common stock pursuant to a distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock, and a holding period in such common stock that begins on the payment date for the distribution.

        While we currently expect to pay two quarterly cash dividends on our common stock for the remainder of 2009, depending upon our liquidity needs, we reserve the right to pay any or all of our quarterly common stock dividends in a combination of shares of common stock and cash in accordance with applicable IRS guidance. Future dividends are determined in the discretion of our Board of Directors and depend on actual and projected cash flow, financial condition, funds from operations, earnings, capital requirements, the annual REIT distribution requirements, contractual prohibitions or other restrictions, applicable law and such other factors as our Board of Directors deems relevant. See "Risk Factors—We may change the dividend policy for our common stock in the future."

Capital Gain Dividends

        Dividends to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gain, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the stockholder has held his stock. Capital gain dividends are not eligible for the dividends-received deduction for corporations; however, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 15% for long-term capital gain. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our "unrecaptured Section 1250 gain."

        If we elect to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains. In this case, a U.S. stockholder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. stockholder.

Passive Activity Loss and Investment Interest Limitations

        Our distributions and gain from the disposition of our common or preferred stock will not be treated as passive activity income and, therefore, U.S. stockholders may not be able to apply any passive losses against this income or gain. Our dividends, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of our common or preferred stock and capital gains generally will be eliminated from investment income unless the taxpayer elects to have the gain taxed at ordinary income rates.

Certain Dispositions of Our Common or Preferred Stock

        A U.S. stockholder will recognize gain or loss on any taxable sale or other disposition of our common or preferred stock in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S.

stockholder's adjusted basis in the common or preferred stock. This gain or loss generally will be a capital gain or loss, and will be long-term capital gain or loss if the holder held the securities for more than one year. Noncorporate U.S. stockholders are generally taxable at a current maximum rate of 15% on long-term capital gain. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. stockholders) to a portion of capital gain realized by a noncorporate U.S. stockholder on the sale of REIT stock that would correspond to the REIT's "unrecaptured Section 1250 gain." U.S. stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common stock regardless of its holding period for the stock.

        In general, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us are required to be treated by such U.S. stockholder as long-term capital gain.

Treatment of Tax-Exempt U.S. Stockholders

        Our distributions to and any gain upon a disposition of our common or preferred stock by a stockholder that is a tax-exempt entity generally should not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of our common or preferred stock with "acquisition indebtedness" within the meaning of the Internal Revenue Code and that the common or preferred stock is not otherwise used in an unrelated trade or business of the tax-exempt entity. If we were to be a "pension-held REIT" (which we do not expect to be the case) and were to meet certain other requirements, certain pension trusts owning more than 10% of our equity interests could be required to report a portion of any dividends they receive from us as unrelated business taxable income. For tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in us will constitute unrelated business taxable income unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt U.S. stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        As discussed above in relation to taxable U.S. stockholders, we may elect to retain and pay income tax on our long-term capital gains. If we so elect, each stockholder, including tax-exempt stockholders, will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains, and will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. stockholder.

Special Tax Considerations for Non-U.S. Stockholders

        The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates, which we refer to collectively as "non-U.S. stockholders," are complex, and the following discussion is intended only as a summary of these rules. The discussion does not consider any specific facts or circumstances that may apply to a particular non-U.S. stockholder. Special rules may apply to certain non-U.S. stockholders such as "controlled foreign corporations" and "passive foreign investment companies." Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common or preferred stock, including any reporting requirements.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our common or preferred stock. In cases where the dividend income from a non-U.S. stockholder's investment in our common or preferred stock is effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), the non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder).

        Non-Dividend Distributions.    Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common or preferred stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to a 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

        We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. stockholder unless (1) a lower treaty rate applies and proper certification is provided or (2) the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder). However, the non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Capital Gain Dividends.    Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains ("USRPI Capital Gains") from dispositions of United States Real Property Interests, or USRPIs, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and therefore will be subject to U.S. income tax at the rates applicable to U.S. stockholders, without regard to whether such distribution is designated as a capital gain dividend. The properties owned by the Operating Partnership generally are USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on our common or preferred stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. stockholder from the sale or exchange of a USRPI if (1) our common or preferred stock is regularly traded on an established securities market located in the United States and (2) the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the 1-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. stockholder, and the tax consequences to the non-U.S. stockholder will be as described above under "Ordinary Dividends."

        Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the

non-U.S. stockholder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a corporate non-U.S. stockholder may also be subject to the 30% branch profits tax) or (2) the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        We generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of our common shares while such shares are regularly traded on an established securities market. Instead, those amounts will be treated as described above under "Ordinary Dividends."

        If our common or preferred stock does not constitute a USRPI, a sale of our common or preferred stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) investment in the common or preferred stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case, as discussed above, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders on the gain, (2) investment in the common or preferred stock is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, in which case the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain or (3) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and who has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        The offered securities will not constitute a USRPI if we are a domestically controlled REIT. A domestically controlled REIT is a real estate investment trust in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We believe we are a domestically controlled REIT, and therefore that the sale of our common or preferred stock will not be subject to taxation under FIRPTA. However, because we are publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled REIT.

        If we did not constitute a domestically controlled REIT, whether a non-U.S. stockholder's sale of our common or preferred stock would be subject to tax under FIRPTA as sale of a USRPI would depend on whether the common or preferred stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market (e.g., the New York Stock Exchange, on which the common or preferred stock will be listed) and on the size of the selling stockholder's interest in our company. If the gain on the sale of our common or preferred stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, and subject to applicable alternative minimum tax or a special alternative minimum tax in the case of nonresident alien individuals. In any event, a purchaser of our common or preferred stock from a non-U.S. stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased common or preferred stock is regularly traded on an established securities market or if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser of common or preferred stock may be required to withhold 10% of the purchase price and remit that amount to the Internal Revenue Service.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

        Under certain circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or on cash proceeds of a sale or exchange of, our common or preferred stock. Backup withholding generally will apply if the holder:

  (1)
  fails to furnish its taxpayer identification number, which, for an individual, would be the individual's social security number,

  (2)
  furnishes an incorrect taxpayer identification number,

  (3)
  is notified by the Internal Revenue Service that it has failed to report properly payments of interest and dividends, or

  (4)
  under certain circumstances fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

Backup withholding generally will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining this exemption.

Non-US. Stockholders

        Proceeds from a disposition of our common or preferred stock will not be subject to information reporting and backup withholding if the beneficial owner of the common or preferred stock is a non-U.S. stockholder. However, if the proceeds of a disposition are paid by or through a United States office of a broker, the payment may be subject to backup withholding or information reporting if the broker cannot document that the beneficial owner is a non-U.S. person. In order to document the status of a non-U.S. stockholder, a broker may require the beneficial owner of the common or preferred stock securities to provide it with a completed, executed Internal Revenue Service Form W-8BEN, certifying under penalty of perjury to the beneficial owner's non-U.S. status.

        A non-U.S. stockholder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

Refunds

        Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a stockholder will be allowed as a credit against any U.S. federal income tax liability of the stockholder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required procedures are followed.

State and Local Taxation

        We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or our stockholders transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our company.

Tax Aspects of the Operating Partnership

        The following discussion summarizes certain U.S. federal income tax considerations applicable solely to our investment in the Operating Partnership through CBL Holdings I and CBL Holdings II. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Income Taxation of the Operating Partnership and Its Partners

        Partners, Not the Operating Partnership, Subject to Tax.    A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we will be required to take into account our allocable share of the Operating Partnership's income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any direct or indirect distribution from the Operating Partnership.

        Operating Partnership Allocations.    Although a partnership agreement will generally determine the allocation of income and losses among partners, these allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of that section and the Treasury Regulations promulgated under that section.

        If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The Operating Partnership's allocations of taxable income and loss, and those of the property partnerships, are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated under that section.

        Tax Allocations with Respect to Contributed Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss that generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at that time (the "book-tax difference"). The partnership agreement for the Operating Partnership requires allocations of income, gain, loss and deduction attributable to contributed property to be made by the Operating Partnership in a manner that is consistent with Section 704(c) of the Internal Revenue Code.

        In general, the partners who contributed appreciated assets to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Internal Revenue Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may, as to certain contributed assets, cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See "—Requirements for Qualification—Annual Distribution Requirements," above. In addition, the application of Section 704(c) of the Internal Revenue Code to the Operating Partnership is not entirely clear and may be affected by authority that may be promulgated in the future.

        Basis in Operating Partnership Interest.    Our adjusted tax basis in our indirect partnership interest in the Operating Partnership generally (1) will be equal to the amount of cash and the basis of any other property that we contribute to the Operating Partnership, (2) will be increased by (a) our allocable share of the Operating Partnership's income and (b) our allocable share of certain indebtedness of the Operating Partnership and of the property partnerships and (3) will be reduced, but not below zero, by our allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed directly or indirectly to us, and by constructive distributions resulting from a reduction in our share of certain indebtedness of the Operating Partnership and of the property partnerships. With respect to increases in our adjusted tax basis in our indirect partnership interest in the Operating Partnership resulting from certain indebtedness of the Operating Partnership, Section 752 of the Internal Revenue Code and the regulations promulgated under that section provide that a partner may include its share of partnership liabilities in its adjusted tax basis of its interest in the partnership to the extent the partner bears the economic risk of loss with respect to the liability. Generally, a partnership's non-recourse debt is shared proportionately by the partners. However, if a partner guarantees partnership debt or is personally liable for all or any portion of the debt, the partner will be deemed to bear the economic risk of loss for the amount of the debt for which it is personally liable. Thus, the partner may include that amount in its adjusted tax basis of its interest in the partnership.

        By virtue of our status as the sole stockholder of CBL Holdings I, which is the sole general partner of the Operating Partnership, we will be deemed to bear the economic risk of loss with respect to indebtedness of the Operating Partnership that is not nonrecourse debt as defined in the Internal Revenue Code. As a result, our adjusted tax basis in our indirect partnership interest in the Operating Partnership may exceed our proportionate share of the total indebtedness of the Operating Partnership.

        If the allocation of our distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until the recognition of the loss would not reduce our adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in our share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership, would reduce our adjusted tax basis below zero, such distributions and constructive distributions will normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions will constitute long-term capital gain. Each decrease in our share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership is considered a constructive cash distribution to us.

        Depreciation Deductions Available to the Operating Partnership.    The Operating Partnership was formed in 1993 principally by way of contributions of certain properties or appreciated interests in property partnerships owning properties. Accordingly, the Operating Partnership's depreciation deductions attributable to the properties will be based on the contributing partners' depreciation schedules and in some cases on new schedules under which the property will be depreciated on depreciation schedules of up to 40 years, using, initially, the adjusted basis of the contributed assets in the hands of the contributing partners.

Sale of the Operating Partnership's Property

        Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership or a property partnership or on the sale of a partnership interest in a property partnership will be capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. Any unrealized gain attributable to the excess of the fair market value of the properties over their adjusted tax bases at the time of contribution to the Operating Partnership must, when recognized by the Operating Partnership, generally be allocated to the limited partners, including

CBL & Associates, Inc., under Section 704(c) of the Internal Revenue Code and Treasury Regulations promulgated under that section.

        In the event of the disposition of any of the properties which have pre-contribution gain, all income attributable to the undepreciated gain will be allocated to the limited partners of the Operating Partnership, including to us, and we generally will be allocated only our share of capital gains attributable to depreciation deductions we enjoyed and appreciation, if any, occurring since the acquisition of our interest in the Operating Partnership. Any decision relating to the potential sale of any property that would result in recognition of gain of this kind will be made by the independent directors on our Board of Directors. The Operating Partnership will be required in this case to distribute to its partners all of the net cash proceeds from the sale up to an amount reasonably believed necessary to enable the limited partners, including us, to pay any income tax liability arising from the sale.

        Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership or property partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's or property partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is inventory or other property held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Prohibited transaction income of this kind will also have an adverse effect upon our ability to satisfy the gross income tests for REIT status. For more information regarding the penalty tax and gross income tests, see "—Requirements for Qualification—Income Tests" above. The Operating Partnership and the property partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and other shopping centers and to make occasional sales of the properties, including peripheral land, that are consistent with the Operating Partnership's and the property partnerships' investment objectives.

PLAN OF DISTRIBUTION

        We, or any selling security holders, may offer and sell securities to or through underwriters or dealers and may also sell securities directly to other purchasers or through agents, or through any combination of these methods of sale. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. The prospectus supplement will set forth the terms of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them,

  •
  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and

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  any securities exchanges on which the securities may be listed.

        We, or any selling security holders, may distribute the offered securities from time to time in one or more transactions: (1) at a fixed price or prices (which may be changed), (2) at market prices prevailing at the time of sale, (3) at prices related to the prevailing market prices at the time of sale, (4) at prices determined by an auction process or (5) at negotiated prices. The consideration for the sale of any offered securities may be cash or another form negotiated by the parties. Any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        In connection with the sale of our offered securities, underwriters or agents may receive compensation from us, from any selling security holders, or from purchasers of our offered securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our offered securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive and any profit on the sale of our offered securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and with any selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling security holder, or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling security holder may directly solicit offers to purchase the securities and we or a selling security holder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        In connection with any offering of the offered securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, SEC Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, us or our Operating Partnership in the ordinary course of business.

        Unless otherwise specified in the applicable prospectus supplement, each series of offered securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any other offered securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for any of our offered securities.

        In order to comply with the securities laws of certain states, if applicable, we will sell our offered securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states we may not sell our offered securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITY HOLDERS

        Information about selling security holders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

LEGAL MATTERS

        The validity of the offered securities and certain legal matters described under "Certain U.S. Federal Income Tax Considerations" in this prospectus and in any prospectus supplement (as applicable) will be passed upon for us by Husch Blackwell Sanders LLP, Chattanooga, Tennessee. Certain partners in Husch Blackwell Sanders LLP serve as our assistant secretaries, and certain attorneys who are partners in or employees of Husch Blackwell Sanders LLP, and who are engaged in representing the Company, may be deemed to beneficially own (directly or indirectly) an aggregate of 34,375 shares of our Common Stock and 6,650 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

 EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from CBL & Associates Properties, Inc.'s Current Report on Form 8-K dated July 17, 2009 and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedules and includes an explanatory paragraph referring to the retrospective adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51) and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

6,300,000 Depositary Shares

CBL & Associates Properties, Inc.

Each Representing 1/10th of a Share of
7.375% Series D Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per Depositary Share)

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Wells Fargo Securities

February 24, 2010